UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 26, 2012

Computer Vision Systems Laboratories, Corp.

(Exact name of registrant as specified in its charter)

Florida	00-52818	45-4561241
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

2400 North Dallas Parkway, Suite 230, Plano, Texas 75093

(Address of principal executive offices and zip code)

(972) 398-7145

(Registrant’s telephone number, including area code)

101 Plaza Real South, Suite 201S, Boca Raton, Florida 33432

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory

The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K dated September 25, 2012 that was filed by Computer Vision Systems Laboratories, Corp. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on October 1, 2012 (the “Original 8-K”), to, among other things, add disclosure to Item 2.01 of the Original 8-K and correct and/ or add supplemental disclosure to Exhibits 99.2, 99.3 and 99.5 of the Original 8-K.

As used in this Current Report on Form 8-K/A (this “Current Report”), unless the context otherwise requires, the terms “we,” “us,” “our” and the “Company” refer to Computer Vision Systems Laboratories, Corp., a Florida corporation, and its wholly-owned subsidiary, Happenings Communications Group, Inc., a Texas corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this Current Report, including statements regarding future events, future financial performance, business strategy, and our plans and objectives for future operations and acquisitions, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only expectations and involve known and unknown risks, uncertainties and other factors, including the risks set forth under the heading “RISK FACTORS” in our disclosures below and those set forth in other documents we file with the SEC, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements to differ from expectations. Moreover, we operate, and anticipate acquiring companies that operate, in very competitive and rapidly changing industries. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statement.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our prospects, business activities, cash flow, financial condition, results of operations and stock price, as well as our business strategy, short-term and long-term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those set forth in this Current Report under the heading “RISK FACTORS” in our disclosures below and those set forth in other documents we file with the SEC that may be incorporated into this Current Report by reference. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which speaks only as of the date of this Current Report.  Before you invest in us, you should be aware that the occurrence of the events contemplated by the disclosures in this Current Report could negatively affect, among other things, our prospects, business activities, cash flow, financial condition, results of operations and stock price.  Except as required by law, we undertake no obligation to update or revise publicly any of our forward-looking statements herein after the date of this Current Report to conform our statements to actual results or changed expectations.

Item 1.01                                           Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.01 of this Current Report are incorporated into this item by reference.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

Completion of Initial Share Exchange

First Tranche Closing

In our Current Report on Form 8-K filed with the SEC on August 30, 2012, we disclosed our entry into a Share Exchange Agreement, dated August 24, 2012 (the “Share Exchange Agreement”), by and among the Company, Happenings Communications Group, Inc., a Texas corporation (“HCG”), and Rochon Capital Partners, Ltd., a Texas limited partnership (“Rochon Capital”).

On September 25, 2012, we completed the initial share exchange contemplated by the Share Exchange Agreement (the “Initial Share Exchange”) and related transactions.  At the closing for the Initial Share Exchange and related transactions (the “First Tranche Closing”), in exchange for all of the outstanding capital stock of HCG (the “HCG Stock”) owned by Rochon Capital, we issued to Rochon Capital 438,086,034 shares of our common stock, $0.0001 par value per share (“Common Stock”), representing approximately 90% of our issued and outstanding capital stock.  The Initial Share Exchange resulted in a change in control of the Company, and the holders of our outstanding Common Stock immediately before the Initial Share Exchange experienced significant dilution from such event.  In addition, HCG became our wholly-owned subsidiary as part of the First Tranche Closing.

On September 25, 2012, we issued a press release announcing the closing of the Initial Share Exchange. A copy of this press release was filed as Exhibit 99.6 to the Original 8-K.

Accounting Treatment for the Initial Share Exchange

We accounted for the transaction as a reverse acquisition in accordance with FASB ASC 805-40-25 because the Company issued securities as the legal acquirer but is the accounting acquiree.  HCG is the accounting acquirer as its former management dominates the change in management and change in control of the combined entity.

At closing, the former shareholder of HCG received shares resulting in ownership of 89.825% of the issued and outstanding stock of CVSL. FASB ASC 805-40-30-2 states, in part “fair value consideration is based on what the legal subsidiary (accounting acquirer) would have had to issue to give the owners of the legal parent the same percentage equity interest in the combined entity that results from the reverse acquisition.”  Per FASB ASC 805-40-55-10, the fair value effectively transferred should be based on the most reliable measure.  The quoted market price of CVSL’s shares provides a more reliable basis for measuring the fair value consideration than the estimated fair value of the shares in HCG, as HCG’s shares are privately-held.

Prior to the transaction, the accounting acquiree had 49,626,292 shares outstanding. Using the closing price of $.06 per share on September 24, 2012, the total Market Capitalization of the Company was $2,977,578.  The fair value of the consideration would be what HCG would hypothetically have had to pay to acquire an 89.825% interest in a company valued at $2.98 million.  As such, the fair value of the consideration is 89.825% * $2,977,578 or $2,674,609.

Per ASC 805-40-55-12, Goodwill is calculated as the consideration effectively transferred less the net recognized values of the accounting acquiree’s identifiable assets and liabilities.  Goodwill of $2.5 million has been calculated by subtracting the accounting acquiree’s assets and liabilities from the fair value of the consideration of $2,674,609.  Upon assessment of the nature of the intangible assets and the ongoing operations of the Medical Products Business, the Company determined that the goodwill was impaired upon acquisition and has taken an impairment charge of the full amount of goodwill attributable to the transaction.  The result is that no increased asset values are being reflected for the existing Medical Products business at the time of the transaction.

Amendment to Articles of Incorporation

As contemplated by the Share Exchange Agreement, the holders of a majority of our issued and outstanding shares of Common Stock immediately before the First Tranche Closing, have, by written consent, approved an amendment (the “Amendment”) to our Articles of Incorporation to: (a) increase our authorized shares of Common Stock from four hundred ninety million (490,000,000) to five billion (5,000,000,000) and (b) change our name.  The Amendment will be described in a definitive Information Statement on Schedule 14C to be provided to our shareholders.

Amendment to Bylaws

Effective September 28, 2012, we adopted an Amendment to our Bylaws to provide for mandatory indemnification of, and advancement of expenses to, our directors and executive officers.  The foregoing description of the Amendment to Bylaws is qualified in its entirety by reference to the full text of the Amendment to Bylaws, the form of which is attached hereto as Exhibit 3.3 and incorporated herein by reference.

Second Tranche Closing

Pursuant to the Share Exchange Agreement, the second closing of the transactions contemplated by the Share Exchange Agreement (the “Second Tranche Closing”) will occur on the later of: (i) the twentieth business day following the date on which we file with the SEC and mail to our shareholders a definitive Information Statement on Schedule 14C with respect to the Amendment; (ii) the date FINRA approves the Amendment; or (iii) the first business day following the satisfaction or waiver of all conditions and obligations of the parties to consummate the transactions contemplated by the Share Exchange Agreement, or on such other date and at such other time as the parties may mutually determine.

At the Second Tranche Closing, pursuant to the Share Exchange Agreement, we will issue additional shares of our Common Stock to Rochon Capital, also in exchange for the outstanding HCG Stock delivered to the Company by Rochon Capital at the First Tranche Closing, so that Rochon Capital will own 95% of our outstanding Common Stock on a fully-diluted basis as of such time.

Management Changes

In connection with the First Tranche Closing, we experienced a change in the composition of our Board of Directors and a change in our officers.  Effective as of the First Tranche Closing, Thomas DiCicco, Michael DiCicco and Douglas Miscoll resigned their respective director positions with the Company.  In addition, Thomas DiCicco resigned as our President and Chief Executive Officer and Michael DiCicco resigned as our Vice President.  As contemplated by the Share Exchange Agreement, our outgoing Board of Directors appointed John P. Rochon as our sole director and Chairman of our Board of Directors, effective as of the date of (but immediately after) the First Tranche Closing.  The vacancies on our Board of Directors have not been filled.  Mr. Rochon expects to elect additional directors.  Additionally, effective as of the First Tranche Closing, our Board of Directors elected Mr. Rochon as our Chief Executive Officer.  Mr. Rochon’s biographical information and experience are described under the heading “DIRECTORS AND OFFICERS” in our disclosures below.

On November 15, 2012, the Company announced the appointment, effective December 3, 2012, of six additional directors to the Board.

Indemnification Agreements

As of the date of the First Tranche Closing, pursuant to the Share Exchange Agreement, we entered into an Indemnification Agreement with Mr. Rochon (the “Indemnification Agreement”).  A description of the material terms of the Indemnification Agreement is set forth under the heading “INDEMNIFICATION OF DIRECTORS AND OFFICERS” in our disclosures below.

Registration Rights Agreement

At the First Tranche Closing, pursuant to the Share Exchange Agreement, we entered into a Registration Rights Agreement with Rochon Capital (the “Registration Rights Agreement”).  A description of the material terms of the Registration Rights Agreement is set forth under the heading “DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED” in our disclosures below.

Covenants

Until the first anniversary of the Second Tranche Closing, pursuant to the Share Exchange Agreement, we may not implement a reverse stock split; provided, however, we may implement a reverse split before such time if the reverse split is approved in connection with or following our acquisition, in exchange for shares of our Common Stock, of another business with trailing twelve (12) month revenues of at least $15,000,000.  In any permitted reverse stock split, the ratio of the reverse split shall be at a ratio not greater than 1-for-10.

Pursuant to the Share Exchange Agreement, from and after the Second Tranche Closing and until the earlier of (i) the first anniversary of the Second Tranche Closing or (ii) the first date that we have acquired a business or company with trailing twelve (12) month revenues of at least $25,000,000, other than the issuance of shares of our Common Stock to be issued to Rochon Capital at the Second Tranche Closing, we will not issue shares of our Common Stock to any person or entity unless such issuance is in exchange for the assets or equity of another entity that is not an affiliate of Rochon Capital and either has assets of at least $1,000,000 or trailing twelve (12) month revenues of at least $2,000,000 (an “Acquisition”); provided, however, that we may declare stock dividends and issue shares of our Common Stock to Rochon Capital or its affiliates for other than cash in an amount not to exceed 10% of the shares of our Common Stock issued pursuant to all Acquisitions.  The foregoing restrictions do not restrict us from issuing our 10,000,000 shares of blank check preferred stock.

The restrictions described in the immediately preceding paragraphs were drafted for the purpose of protecting the minority rights of the shareholders to whom the covenants apply, as well as the other minority shareholders of the Company generally, after the Second Tranche Closing.  These restrictions may be waived, in whole or in part, by an individual who was a significant shareholder in the Company prior to the Second Tranche Closing and who is referred to as the Voting Person.  The initial the Voting Person will be Thomas DiCicco, the prior chief executive officer and a significant shareholder prior to the exchange.  The waiver allows the Company to take advantage of a related party transaction that the minority shareholders deem to be in the best interest of all shareholders.

Other Information

Shares of our Common Stock trade on the OTC Markets OTCQB under the symbol, “CVSL.”

The source of funds for Rochon Capital’s acquisition of the Company through the Initial Share Exchange was the HCG Stock.

Additional Disclosure

The following information should be read in conjunction with the financial statements included in this Current Report.

BUSINESS

Corporate Overview and Current Plans

We are a Florida corporation originally formed in the State of Delaware on April 26, 2007.  We converted into a Florida corporation on June 15, 2011.

We have been developing and have sought to commercialize our maneuverable-coiled guidewire products and the Sentinel BreastScan (collectively, our “Medical Products,” and the business regarding the Medical Products being our “Medical Product Business”).  In addition, through our ownership of HCG, we operate a publishing and advertising business.

We are evaluating whether and how to continue the development and commercialization of our Medical Products, and currently are not dedicating any efforts toward, are not expending any efforts on, and do not have any employees or consultants engaged with respect to, our Medical Products Business. We anticipate continuing to operate HCG’s business in substantially the manner that HCG’s business operations currently are conducted.

A significant amount of Mr. Rochon’s time and efforts are focused currently on our plan to pursue acquisitions of other unaffiliated entities, primarily privately-held direct-selling companies, and potentially companies engaging in businesses related to direct-selling, in which we expect shares of our Common Stock will be exchanged for all, or a portion of, the outstanding equity of such entities, or other consideration will be provided by us to permit our acquisition of such entities. These transactions additionally may involve obtaining significant debt financing.

In considering appropriate acquisition targets, we anticipate that we will evaluate companies of varying sizes, generally in the range of $100 million or more in annual revenue.  We do not plan to limit our acquisition opportunities to companies of this size, however, and expect to evaluate smaller companies in our targeted space from time to time, particularly companies that management believes are accretive or otherwise add value to one or more of our businesses.  We generally plan to consider companies that are currently profitable and looking to enhance their growth, as well as companies that have experienced financial and operational difficulties and can, in our opinion, be strengthened by improved strategic and tactical guidance.  We generally will focus on companies that have product lines for the home, for health and wellness, and for beauty.

HCG has, in the past, provided marketing and creative services to direct selling companies, among its numerous other customers.  Direct selling companies often need such services in creating brochures, sales materials, websites and other communications with their independent sales representatives and ultimate customers.  As a result, HCG is available to serve as a valuable “in-house” resource for providing marketing and creative services to the direct selling companies that we expect to acquire.

Medical Products Business

We have been granted a ninety day option to conduct due diligence with respect to the Medical Products and their commercialization. We are currently attempting to determine the future costs and time commitment required to commercialize the Medical Products. If it is determined that such commercialization may be achieved economically and in the near future, such that revenues and profits could be generated without significant additional investment, then we may exercise our option under the Share Exchange Agreement and retain the rights to the Medical Products.  Until completion of the analysis, no definitive decision will be made.

As of the date of this Current Report, we have no customers and are not marketing, or taking any other actions concerning, our Medical Products. To commence any distribution of our Medical Products, we must finalize our Medical Product designs, engage manufacturers to manufacture our Medical Products and establish and maintain approvals from the U.S. Food and Drug Administration (“FDA”). We currently have no plans to, nor do we have the expertise to, conduct any of these activities.

Guidewire

We originally were formed to engage in the licensing, manufacturing and distribution of a maneuverable-coiled guidewire.

We hold a patent from the United States Patent and Trademark Office which was granted on November 28, 2006, entitled the “Maneuverable-Coiled Guidewire” (United States Patent No. 7,141,024).  The invention is characterized by a maneuverable-coiled guidewire. Our guidewire is a slender flexible metal wire with a very soft tip (usually made of a coil) that can be bent before its insertion into an individual’s arteries.

In January 2012, we fabricated a new lot of first generation guidewires and continued to refine our manufacturing process for higher volume yield.  At that time, we also began fabrication of a second generation guidewire, worked on development of new fabrication techniques and conducted evaluations of the various methods of fabrication techniques.

After fabrication of our guidewire, we identified potential products for the guidewire technology and selected trademark names.  We have applied for registration of the marks “Glidewinder” and “Drivewire” with the United States Patent and Trademark Office.  Since February 2012, our marketing representative has met with representatives of six companies to demonstrate samples of our guidewire products.  Since our fabrication of the first generation guidewire, we have sent samples to eight additional companies who expressed an interest in the products.

Our former Chief Executive Officer, Thomas DiCicco, contacted manufacturers and entered into ten non-disclosure agreements in order for these manufacturers to receive and review samples of our guidewire device.  In February 2012, Mr. DiCicco provided the first live demonstration of our working guidewire products to a neurosurgeon experienced with the use of guidewires in neurosurgery.  Mr. DiCicco also gave a live demonstration of our working guidewire products to the chief executive officer of a major manufacturer of guidewire products.

In January 2012, we consulted with a neurosurgeon on the design and utility of the guidewire.  This consultation resulted in us filing for two additional United States patents for the design of the guidewire.  We filed a provisional patent application on February 15, 2012, which was assigned application number 61/599,064, and we filed a second provisional patent application on March 28, 2012, which was assigned application number 61/616,528.  Both applications covered what we believe to be improved and alternative techniques for the guidewire tip activation, a hand held torqueing device and remedies for potential shortcomings in our main guidewire patent.

From March 31, 2012 through June 30, 2012, we continued to work with third parties to test manufacturing techniques that we anticipated would improve our guidewire yield.

We selected Mound Laser to manufacture two different prototype designs for our guidewire tip and placed a purchase order for the two prototype designs on January 6, 2012.  In July 2012, we provided the two prototype tips manufactured by Mound Laser to Custom Wire Technologies for final fabrication and testing of the new design.  We sought to obtain quotes for similar tip fabrication for a much smaller diameter guidewire, which we believe is better suited for applications in neurosurgery.

Sentinel BreastScan

On July 11, 2011, we entered into an agreement (the “License Agreement”) with Infrared Sciences Corp., a Delaware corporation (“Infrared”), controlled by Thomas DiCicco, our former Chief Executive Officer, a former director, and immediately before the First Tranche Closing, the holder of approximately 25% of our outstanding Common Stock.  Pursuant to the License Agreement we: (i) obtained an exclusive ten-year worldwide license to use, develop, modify and commercialize certain non-patented technology, equipment and other property known as the Sentinel BreastScan and (ii) acquired rights to use, license and commercialize the “Infrared Sciences,” “Sentinel Breast Scan” and “BreastScan IR” trademark and/or service marks.  Under the terms of the License Agreement, we were required to pay $250,000, of which $75,000 remains outstanding.  The Sentinel BreastScan technology develops high resolution digital infrared imaging for potential breast cancer detection.

The Sentinel BreastScan is designed to be a non-invasive screening system that serves as an adjunct to conventional breast cancer detection modalities, including clinical breast examinations, which provide information to doctors on overall breast health. Infrared imaging is a non-invasive technique completely free of the dangers associated with x-ray radiation.  High resolution dynamic digital infrared imaging is complementary to X-ray and magnetic resonance imaging (“MRI”). MRI and Computerized Tomography (CT) scans and x-ray mammograms demonstrate structural elements and their anatomical relationships in the body, while high resolution dynamic digital infrared imaging reveals the ongoing physiological processes associated with blood supply and angiogenesis within the body.

The Sentinel BreastScan is designed to provide infrared imaging data of the portions of the human body under examination, analyze the data and recover meaningful physiological information from the data to support clinical judgment.  The processed image, with sites of specific interest clearly identified, provides the physician a graphic summary of the test data in real time as well as a written report.  The Sentinel BreastScan uses a Windows-based, graphical user interface that provides ease of operation and includes features such as on-screen prompts, keyboard and mouse activated controls, as well as maximum hands-off program automation.

The Sentinel BreastScan consists of a computer that is loaded with proprietary software, an infrared camera, an air conditioning unit and a specially constructed chair.  To use the system, a patient sits in the chair, which is located approximately five feet away from the camera, and the camera takes a series of 3,000 images over a four minute period.  Unlike a mammography or an x-ray, which emits potentially harmful radiation, the Sentinel BreastScan’s infrared technology is passive and does not emit any harmful radiation.  In addition, with the Sentinel BreastScan, the patient can relax comfortably seated in a chair while the test is being performed.  This is unlike the experience of a mammography, during which there is considerable compression of the breast, which can be uncomfortable.

The Sentinel BreastScan is designed to be administered by a medical technician rather than a doctor or registered nurse.  The system has been fully automated so that once the patient sits down, the technician can start the test with several keystrokes.  Within 30 seconds after completing the test, the computer produces a written report that specifically identifies potential problem areas for the patient.

According to an article related to the detection of breast cancer entitled “Effectiveness of a noninvasive digital infrared thermal imaging system in the detection of breast cancer” (Nimmi Arora, MD, et al., American Journal of Surgery (2008), pages 196, 523-526), in a prospective clinical trial, 92 patients for whom a breast biopsy was recommended based on a prior mammogram or ultrasound underwent the Sentinel BreastScan test.  The Sentinel BreastScan identified 58 of 60 malignancies with 97% sensitivity and 44% specificity.

We do not have FDA approval of the Sentinel BreastScan.  If we obtain FDA approval of this system, we plan to lease the system to doctors and medical facilities, charge a per-use fee and seek strategic partnerships and licensing agreements with one or more third parties to manufacture and distribute the product.

Potential Transfer of Our Medical Products

The Share Exchange Agreement provides that within 90 days after the First Tranche Closing, at our option, we may either pay any remaining sums due to Infrared under the License Agreement or, in lieu of such payment, we may transfer the rights we hold in the Medical Products to Infrared.  If we elect to not pay the then unpaid balance, our operations will no longer include the development and commercialization of the Medical Products.

Manufacturing of Our Products

We rely on third parties to develop prototypes and to work with us to manufacture the Medical Products.  We do not have any agreement to manufacture our Medical Products, nor are we currently negotiating with any potential manufacturer.  If we obtain manufacturing agreements for our Medical Products and such agreements are not satisfactory, we may not be able to develop or commercialize our products in an economical manner, or at all.  Furthermore, third-party manufacturers may not adequately perform their obligations, which may impair our competitive position.  If a manufacturer fails to perform its obligations, we could experience significant time delays or we may be unable to commercialize our Medical Products.

Competition — Guidewire

There are several companies in the guidewire field, including major companies such as J&J, Boston Scientific, Cook Medical, Medtronic, Inc., and Bard.  Such companies offer a variety of products with which guidewires can be used.  We understand that the total number of guidewires in use today worldwide is estimated at more than 4,500,000 annually.  We are not aware of any other company that has developed, manufactured and/or marketed a device of a similar nature based on the “buckling” theory in which the tip is bent according to the force applied to it, whereby the time to reach the site is diminished; however, we can give no assurances that other companies are not using, or will begin using, a technology similar to the “buckling” theory.  We can give no assurances that our guidewire products will successfully compete with other similar products.

Competition — Sentinel BreastScan

Breast cancer screening is an intensely competitive industry.  Current testing methods are well accepted in the industry and there may be resistance to moving from such practices to new technologies. We compete with companies that are attempting to do breast cancer screening using similar, and other, techniques.  Similar techniques include infrared thermography and other forms of infrared image processing.  In addition, many companies are researching and developing new breast cancer screening methods.  These companies may have greater experience and resources than us and we may be unable to effectively compete with them.

Dependence upon one or a few customers

We do not have any customers for our Medical Products and may become dependent upon only one or a few customers for our Medical Products.  If we enter into co-partnering, joint venture or supplier agreements with other companies that provide for the supply of our Medical Products, we may have only a single or a few customers that account for more than 10% of our Medical Products Business.

Suppliers

We will require a dependable supply of materials for our future Medical Products.  We do not have any agreements or current arrangements to obtain a guaranteed supply of materials required to make our Medical Products.  We will obtain our materials on an as-needed basis from multiple suppliers that exist in each of the materials we require.  As such, we do not expect to encounter any supply difficulties.  However, we may encounter shortages or supply interruptions, which could result in increased costs for our Medical Products or significant delays in the manufacturing process, each of which would have a material adverse effect on our revenues with respect to our Medical Products Business.  We may from time to time enter into written agreements should we obtain favorable supplier, delivery and pricing terms.

Raw Materials

We are not dependent upon raw materials in the manufacturing of our Medical Products.

Backlog

We do not have orders for any of our Medical Products.

Research and Development

Other than as described above, we have not spent funds on research and development with respect to our Medical Products in the past three years, and it is uncertain whether we will expend funds in this respect.

Compliance with Laws

Our Medical Products will be regulated by the FDA and are likely to be subject to regulation by other federal and/or state governmental agencies.  The FDA could require premarket approval of our future Medical Products, entailing extensive human and laboratory tests and a lengthy review process.  The costs to us to comply with present and future regulations may be significant.

Intellectual Property

We hold U.S. Patent No. 7,141,024 with respect to our maneuverable-coiled guidewire.

Earlier in 2012, we filed applications for trademark protection in the United States for two names we may use for our guidewired devices.

We have the exclusive worldwide rights to use, develop, modify and commercialize certain of the non-patented technology, equipment and other property known as the Sentinel BreastScan pursuant to the License Agreement.  We have the rights to use, license and commercialize the “Infrared Sciences,” “Sentinel Breast Scan” and “BreastScan IR” trademarks and/or service marks.

Environmental Laws

We believe that the future cost of compliance with existing environmental laws with respect to our Medical Products will not have a material adverse effect on our prospects, business activities, cash flow, financial condition, results of operations and stock price.  However, future events, such as changes in existing environmental laws or their interpretation or the discovery of presently unknown conditions, may give rise to additional compliance costs or liabilities that could have a material adverse effect on our prospects, business activities, cash flow, financial condition, results of operations and stock price.

Employees

Before their departure as of the First Tranche Closing, our former officers and directors each devoted approximately at least 10 hours per month to our Medical Products Business.  We currently do not have any employees or consultants who devote attention to the development or commercialization of our Medical Products.

We previously have engaged consultants on an as-needed basis to provide book-keeping services, assistance with fabricating the prototype for our guidewire, consulting services with respect to financial, business and marketing services, as well as operations management and strategic introductions.  We do not have any current plans to hire employees or engage consultants for these or other matters related to our Medical Products Business.

Publishing and Advertising

Overview of HCG

HCG is a corporation formed in the State of Texas in March 1996 under the name “JPR Publications Corp.”  In January 2000, HCG’s name was changed to “Happenings Communications Group, Inc.”  HCG’s principal office is located at 115 North State Street, Clark’s Summit, Pennsylvania.

HCG acquired Happenings Magazine and related assets in 1996.  HCG expanded the print version of Happenings Magazine to include its current digital version.  HCG does not have any subsidiaries, joint ventures or partnerships with third parties.

At the consummation of the Initial Share Exchange, HCG became a wholly-owned subsidiary of the Company.

As a result of the acquisition of HCG, as of the date of this Current Report, HCG’s business has become the principal revenue-producing business in which we currently are engaged.

Business

HCG operates in the publishing and advertising industry; its primary business is publishing a monthly magazine, Happenings Magazine, which was first published in 1969.  HCG also provides advertising agency and creative services to the general public.

HCG distributes its magazine monthly, at no cost to readers, at over 800 locations in the northeastern Pennsylvania area.  HCG prints over 30,000 copies of Happenings Magazine each month.  HCG believes that, because of multiple readership of the magazine, the magazine is reviewed by over 100,000 readers per month. HCG also maintains a digital companion to the print version of Happenings Magazine at HCG’s website.  Online readers can subscribe to the digital version of the magazine for free or view the magazine at HCG’s website.  HCG’s employees support the magazine online via Facebook, Twitter and YouTube.  HCG expends nominal funds for marketing and publicizing the print version of Happenings Magazine and its digital companion.

HCG publishes Happenings Magazine on the first day of each month.  The primary content of both print and digital editions of Happenings Magazine is with respect to the northeastern Pennsylvania area, and includes:  descriptions of arts, sports and entertainment events and attractions; descriptions of travel, food and hospitality offerings; profiles about local people; descriptions of charity events and volunteer opportunities; home and garden articles; and features concerning education, health and medicine, law and business.  Its circulation includes the communities of Wilkes-Barre and Scranton and the nearby Pocono Mountain resort region.  The print version of Happenings Magazine generally is between 150-175 pages in length, is printed in full color on glossy 10.5” x 7.25” paper and is bound.

The advertising and creative services provided by HCG include marketing strategy development, video production, digital marketing, website design and social media.  Additional advertising agency services focus on print and include the design and production of newsletters, guidebooks, brochures and directories.  HCG’s art director and staff also assist clients by creating and designing marketing presentations, corporate logos and providing other design services.

HCG generates 85% to 90% of its revenue from the sales of advertising in Happenings Magazine.  HCG generates its remaining revenue from creative services and special publications.  For the six months ended June 30, 2012, HCG generated $449,804 in total revenue.  In calendar year 2011, HCG generated $876,238 in total revenue.

Advertiser and Client Relationships

Happenings Magazine’s advertisers span a broad range of industries, including the retail, entertainment, hospitality, medical, education and legal industries.  HCG is not dependent on any one industry as a source of its advertising clientele.  The August 2012 edition of Happenings Magazine had approximately 175 individual advertisers, most of which are local to northeastern Pennsylvania.  Examples of HCG’s advertising clientele include the Wilkes-Barre General Hospital, Fidelity Bank, The Mall at Steamtown, Oliver, Price & Rhodes law firm and the Radisson Hotel in Scranton.

HCG generally enters into written agreements with its advertisers pursuant to which HCG agrees to place advertising for the client in the digital and/or print versions of Happenings Magazine. The terms of the agreements with HCG’s advertisers are negotiated on a contract-by-contract basis.  HCG gives its advertising clients incentives to enter into multiple placement agreements and are encouraged to place larger ads.  HCG has no one advertising client that accounts for over 10% of its revenue from the sales of advertising in Happenings Magazine.

HCG’s creative services clients include Tyler Memorial Hospital, Dougherty, Leventhal & Price, LLP, Susquehanna County and the Scranton Chamber of Commerce.  Since 2010, HCG has annually published the Scranton Chamber of Commerce Directory.  HCG sells advertising to third parties for placement in the Scranton Chamber of Commerce Directory, and pays the Scranton Chamber of Commerce a negotiated fee for the opportunity to publish the Scranton Chamber of Commerce Directory.

Distribution System

HCG’s distribution system for the printed version of Happenings Magazine consists of placing copies of the magazine in local businesses, newspaper stands, hotels, restaurants, entertainment venues and other locations generally within northeastern Pennsylvania.

Vendors

HCG uses outside vendors for its printing needs, and the largest individual cost incurred by HCG is for printing services.  HCG generally enters into contracts with these vendors on a month-to-month basis.  HCG does not have any long-term vendor contracts.  Although HCG depends on outside printers to print Happenings Magazine and deliver it on time for distribution and mailing, HCG’s management believes there are numerous contract printing providers that can supply the monthly magazine with its current monthly number of copies and provide the other printing services required by HCG.

Board of Directors and Management

Mr. Rochon and Paula Mackarey constitute the Board of Directors of HCG.  Mr. Rochon serves as Chairman of HCG’s Board of Directors.  Paula Mackarey is HCG’s President and Publisher and oversees the day to day operations of HCG.

Ms. Mackarey began working in the publishing industry in 1991 and started at HCG in 1994 as its President and Publisher.  She graduated from Marywood University with a Bachelor of Arts in Communication Arts.  She is involved with the Greater Scranton Chamber of Commerce (Board Member), Scranton Counseling Center, Workforce Investment Board, Hospitality Sales and Marketing Association International (Past President), NEPA Ad Club, and is a past board member of United Cerebral Palsy of Northeast Pennsylvania, Lackawanna Historical Society, Abington Business and Professional Association.

Ms. Mackarey is the sister of Mr. Rochon.

Employees

As of September 1, 2012, HCG employed ten full-time employees and five part-time employees.  The employees include the publisher, a managing editor, an associate editor and an office manager.

HCG’s management and a sales staff of five account representatives maintain contact with area businesses, educational institutions, hotels and resorts, entertainment venues, hospitals, medical practices and the like to sell ads in each monthly publication.  The editorial staff is responsible for the content of Happenings Magazine.

HCG believes its relations with its employees are good.

Line of Credit

HCG has a $25,000 revolving line of credit with Pennstar Bank, a division of NBT Bank, NA, which renews on May 31 of each year unless either party terminates the line of credit.  This line is collateralized by all of HCG’s assets.  At December 31, 2011, the outstanding balance on HCG’s line of credit was $24,624.  HCG’s loan documents with Pennstar Bank require that the line of credit be paid down to a zero balance for a short period of time each year.

Trademarks and Patents

HCG has not registered any trademarks or service marks.  It uses the trade name “Happenings Magazine” for its magazine.  HCG believes that the name of the magazine is widely recognized throughout the northeastern Pennsylvania area.  HCG is not aware of any actions against the use of such name and has not received any notice or claim of infringement in respect of such name.

HCG has no patents and has not filed any patent applications.

Governmental Regulation

HCG’s business is not subject to any specific government regulations.

Environmental Matters

HCG’s operations are not subject to any claimed violation of applicable environmental laws.

Industry Overview/ Competition

Publishing is a highly competitive business.  HCG’s magazine and related publishing products and services compete with other mass media, including the Internet and many other leisure-time activities.  Competition for advertising dollars is based primarily on advertising rates, circulation levels, reader demographics, advertiser results and sales team effectiveness.  Competition for readers is based principally on editorial content, marketing skills, price and customer services.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the information contained in this Current Report, particularly the risks described below, as well as in our financial statements and accompanying notes and in our other periodic filings with the SEC. Our prospects, business activities, cash flow, financial condition, results of operations and stock price could be materially and adversely affected by any of these risks. The market price of our Common Stock may decrease due to any of these risks or other factors, and you may lose all or part of your investment. The risks described below are those that we currently believe may materially affect us.

General Risks

The following risks are associated generally with our company and its ownership, control, management and other matters.

We depend heavily on John P. Rochon, and we may be unable to replace Mr. Rochon if we lose his services.

We are dependent upon Mr. Rochon, our Chief Executive Officer and Chairman of our Board of Directors.  The loss or unavailability of Mr. Rochon could have a material adverse effect on our prospects, business activities, cash flow, financial condition, results of operations and stock price.

There can be no assurance that we will be successful in attracting and retaining additional personnel.  The loss of the services of Mr. Rochon, or any key employees we employ from time to time, or our failure to attract and retain other qualified and experienced personnel on acceptable terms, could have a material adverse effect on our prospects, business activities, cash flow, financial condition, results of operations and stock price.

Mr. Rochon is not “independent” and has other business interests.

Our sole director, Mr. Rochon, is not “independent” under any independence standard available to us. Mr. Rochon’s lack of “independence” may interfere with his judgment in carrying out his responsibilities as our director. We currently are not listed on a national securities exchange or an inter-dealer quotation system that requires a majority of our directors to be independent.

Mr. Rochon has other business interests, including Mr. Rochon’s affiliation and control of Richmont Holdings, Inc. (“Richmont Holdings”), a private investment and business management company controlled by Mr. Rochon.  Those other interests may come into conflict with our interests and the interests of our shareholders.  Mr. Rochon serves on the board of directors of several companies and, as a result of his business experience, may be asked to serve on the boards of other companies.  We may compete with these other business interests for Mr. Rochon’s time and efforts.  We have not adopted a policy for resolving such conflicts of interests.

The beneficial ownership of a significant percentage of our Common Stock gives John Rochon effective control of us, and limits the influence of other shareholders on important policy and management issues.

Mr. Rochon, as our Chief Executive Officer and Chairman of our Board of Directors, and through his control of Rochon Capital, the holder of approximately 90% of our outstanding Common Stock, controls the Company and important matters relating to us.  As a result of his positions and his control of our Common Stock, Mr. Rochon controls the outcome of all matters submitted to our shareholders for approval, including the election of our directors, our business strategy and our day-to-day operations.  In addition, Mr. Rochon’s ownership of our Common Stock and control of the Company could discourage the acquisition of our Common Stock by potential investors and could have an anti-takeover effect, preventing a change in control of the Company and possibly depressing the trading price of our Common Stock.  There can be no assurance that conflicts of interest will not arise with respect to Mr. Rochon’s ownership and control of the Company or that any conflicts will be resolved in a manner favorable to the other shareholders of the Company.

There currently is no liquid trading market for our Common Stock and we cannot assure investors that one will ever develop or be sustained.

To date there has been no liquid trading market for our Common Stock.  We cannot predict how liquid the market for our Common Stock may become.  Our Common Stock trades on the OTC Markets OTCQB.  In the future, we may apply for listing of our Common Stock on the NYSE Amex, The Nasdaq Stock Market or another national securities exchange, if we can satisfy the initial listing standards for such exchanges and believe such a listing would be beneficial to us and our shareholders.  We currently do not satisfy the initial listing standards of any such exchange, and we cannot assure investors that we will be able to satisfy such listing standards, or that our Common Stock will be accepted for listing on any such exchange.  Should we fail to satisfy the initial listing standards of such exchanges, or if our Common Stock is otherwise rejected for listing and remains listed on the OTC Markets OTCQB, the trading price of our Common Stock could be subject to increased volatility and the trading market for our Common Stock may be less liquid.

For companies whose securities are traded in the OTC Markets OTCQB, it is generally more difficult to obtain accurate quotations, to obtain coverage for significant news events (because major wire services generally do not publish press releases about such companies) and to obtain needed capital.

Our Common Stock currently is deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

Our Common Stock is subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The penny stock rules generally apply to companies whose common stock is not listed on a national securities exchange and trades at less than $5.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have a tangible net worth of at least $5,000,000 (or at least $2,000,000 if the company has been operating for three or more years).

These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules, and as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities.  If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

We expect that the price of our Common Stock will fluctuate substantially.

The market price of our Common Stock is likely to be highly volatile and subject to wide fluctuations in response to the following factors, most of which are beyond our control.  These factors may include:

•                  the introduction of new products or services by us or our competitors;

•                  quarterly variations in our or our competitor’s results of operations;

•                  the acquisition or divestiture of businesses, products, assets or technology;

•                  disputes, litigation or other developments with respect to intellectual property rights or other potential legal actions;

•                  sales of large blocks of our Common Stock, including sales by Rochon Capital, any executive officers or directors appointed in the future, or by other significant shareholders;

•                  changes in earnings estimates or recommendations by securities analysts;

•                  market rumors; and

•                  general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

Market price fluctuations may negatively affect the ability of investors to sell our shares at consistent prices.

Sales of our Common Stock under Rule 144 could impact the price of our Common Stock.

In general, under Rule 144 (“Rule 144”), as promulgated under the Securities Act of 1933, as amended (the “Securities Act”), persons holding restricted securities in an SEC reporting company, including affiliates, must hold their shares for a period of at least six months, may not sell more than 1% of the total issued and outstanding shares in any 90-day period and must resell the shares in an unsolicited brokerage transaction at the market price.  Whenever a substantial number of shares of our Common Stock become available for resale under Rule 144, the market price for our Common Stock will likely be impacted.

If the SEC were to determine subsequently that we were a “shell company” at any time before the Initial Share Exchange, current rules would limit the availability of Rule 144 for the public resale of our Common Stock.

Although we do not believe that we were a “shell company” before the Initial Share Exchange, the SEC could determine that we were a “shell company.”  The SEC defines a “shell company” as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash or cash equivalents and nominal other assets.  If an issuer was determined by the SEC to have been a shell company, Rule 144 would be available for such issuer only if and for as long as the following conditions or requirements are met:

•                  The issuer of the securities that was formerly a shell company has ceased to be a shell company;

•                  the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•                  the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•                  at least one year has elapsed from the time the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company, known as required “Form 10 Information” under the SEC’s regulations.

This Current Report provides information about the Company’s planned operations, contracts, shareholders, management, financial position and other information constituting “Form 10 Information” under the SEC’s regulations.  Under that circumstance, shareholders who receive our restricted securities would be able to sell them pursuant to Rule 144 for only as long as we met and continued to meet the conditions or requirements described above.  No assurance can be given that we would meet those requirements or that we would continue to do so.  Furthermore, any non-registered securities we sell in the future or issue for acquisitions or to consultants or employees in consideration for services rendered, or for any other purpose, would have limited or no liquidity until and unless such securities are registered with the SEC and/or until one year after we are no longer a shell company and had complied with the requirements of Rule 144.  As a result, it would be harder for us to fund our operations, to acquire assets and to provide equity compensation to our employees and consultants.  Furthermore, it would be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the SEC, which would cause us to expend additional resources in the future.

Class action litigation due to stock price volatility or other factors could cause us to incur substantial costs and divert our management’s attention and resources.

In the past, securities class action litigation often has been brought against a company following periods of volatility in the market price of its securities. Companies in the medical and technology industry are particularly vulnerable to this kind of litigation due to the high volatility of their stock prices. Our Common Stock has experienced substantial price volatility in the past. This may be a result of, among other things, variations in our results of operations and announcements by us and our competitors, as well as general economic conditions, and our stock price may continue to experience substantial volatility.  Accordingly, we may in the future be the target of securities litigation.  Any securities litigation could result in substantial costs and could divert the attention and resources of our management.

We may, in the future, issue additional securities, which would reduce investors’ ownership percentage in our outstanding securities and may dilute our share value.

If future operations or acquisitions are financed through issuing equity securities, shareholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of our Common Stock.  The issuance of shares of our Common Stock upon the exercise of options to purchase our secuities, which we may grant in the future, may result in dilution to our shareholders.  Our Articles of Incorporation currently authorize us to issue 490,000,000 shares of Common Stock.  Upon the effectiveness of the Amendment, the number of authorized shares of our Common Stock will be five billion (5,000,000,000).  Following the Second Tranche Closing the number of outstanding shares of our Common Stock will increase to approximately one billion, with approximately four billion shares of our Common Stock available for issuance.  The future issuance of our Common Stock may result in substantial dilution in the percentage of our Common Stock held by our then existing shareholders. We may value any Common Stock issued in the future on an arbitrary basis, including for services or acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by our shareholders, and might have an adverse effect on any trading market for our Common Stock. Additionally, we are authorized to issue 10,000,000 shares of blank check preferred stock.  No shares of our preferred stock are outstanding.  Our Board of Directors may designate at its discretion the rights, terms and preferences, including conversion and voting preferences, of our preferred stock without notice to our shareholders.

Complying with federal securities laws as a publicly traded company is expensive. Any deficiencies in our financial reporting or internal controls could adversely affect our financial condition, ability to issue our shares in acquisitions and the trading price of our Common Stock.

We file periodic reports containing our financial statements within the time periods following the completion of our quarterly and annual periods. We may experience difficulty in meeting the SEC’s reporting requirements. Any failure by us to timely file our periodic reports with the SEC could harm our reputation and reduce the trading price of our Common Stock and cause sanctions or other actions to be taken by the SEC.  Such failure to file our periodic reports with the SEC could cause additional harm, such as a default under an indenture or loan covenant that we may enter into from time to time, or reputational damage.  We will incur significant legal, accounting and other expenses related to compliance with applicable securities laws.

We may identify deficiencies which would have to be remediated to satisfy the SEC’s rules for certification of our internal controls over financial reporting. As a consequence, we may have to disclose in periodic reports we file with the SEC material weaknesses in our system of internal controls. The existence of a material weakness would preclude management from concluding that our internal controls over financial reporting are effective. In addition, disclosures of this type in our SEC reports could cause investors to lose confidence in our financial reporting and may negatively affect the trading price of our Common Stock. Moreover, effective internal controls are necessary to produce reliable financial reports and to prevent fraud.  If we have deficiencies in our disclosure controls and procedures or in our internal control over financial reporting, it may negatively impact our business activities, cash flow, financial condition, results of operations and stock price.

We have not paid and do not anticipate paying any dividends on our Common Stock.

We have not paid any dividends on our Common Stock to date and it is not anticipated that any dividends will be paid to holders of our Common Stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of our businesses, it is currently anticipated that any earnings will be retained to finance our future expansion and for the implementation of our business strategy. Our shareholders will not realize a return on their investment in the Company unless and until they sell shares after the trading price of our Common Stock appreciates from the price at which a shareholder purchased shares of our Common Stock. As an investor, you should consider that a lack of a dividend can further affect the market value of our Common Stock and could significantly affect the value of any investment in our Company.

The issuance of our blank check preferred stock could harm our stock price or impact a possible change in control.

Our Board of Directors has the authority to issue up to 10,000,000 shares of preferred stock and to determine its rights, preferences, privileges and restrictions, including voting rights, without any further vote or action by our shareholders.  If we issue any of these shares of preferred stock in the future, the rights of holders of our Common Stock may be negatively affected.  If we were to issue shares of preferred stock, a change in control of our Company could be delayed, deferred or prevented.

Impairment of goodwill and intangible assets is possible, depending upon future operating results and the value of our Common Stock.

We will test our goodwill and intangible assets for impairment during the fourth quarter of the current fiscal year and in future fiscal years, and on an interim basis, if indicators of impairment exist.  Factors which influence the evaluation of impairment of our goodwill and intangible assets include the price of our Common Stock and expected future operating results.  If the carrying value of a reporting unit or an intangible asset is no longer deemed to be recoverable, we potentially could incur material impairment charges.  Although we believe these charges would be non-cash in nature and would not affect the Company’s operations or cash flow, these charges would adversely affect shareholders’ equity and reported results of operations in the period charged.

Risks Associated With Possible Acquisitions and Other Strategic Transactions

If we cannot successfully implement our acquisitions strategy, it could have a material adverse effect on our operating results and stock price.

Our current primary growth strategy is the acquisition of, or entering into strategic transactions involving, direct-selling companies, primarily privately-held direct-selling companies and companies engaged in businesses related to direct-selling.  We will review acquisition prospects that meet our strategic goals of investing in these companies that increase the size and geographic scope of our operations or otherwise offer us growth and operating efficiency opportunities.  Our failure to successfully complete the integration of any acquired business could have an adverse effect on our prospects, business activities, cash flow, financial condition, results of operations and stock price.  In addition, there can be no assurance that we will be able to identify suitable acquisition candidates or consummate acquisitions or strategic transactions on acceptable terms.  We are evaluating acquisition opportunities available to us that fit our acquisition strategy. We anticipate pursuing one or more of these opportunities, we may pursue one or more of these opportunities simultaneously and we may pursue one or more of these opportunities in the very near future.  Acquisitions and other strategic transactions involve many risks, including:

•                  the difficulty of integrating acquired operations and personnel with our existing operations and personnel;

•                  the difficulty of developing and marketing new products and services;

•                  the diversion of our management’s attention as a result of evaluating, negotiating and integrating acquisitions;

•                  our exposure to unforeseen liabilities of acquired companies; and

•                  the loss of key employees of an acquired operation.

In addition, an acquisition or other strategic transaction could adversely impact our cash flows and/or operating results, and dilute shareholder interests, for a number of reasons, including:

•                  interest costs and debt service requirements for any debt incurred in connection with an acquisition or new business venture;

•                  any issuance of securities in connection with an acquisition or other strategic transaction which dilutes the current holders of our Common Stock;

•                  transaction expenses incurred in connection with pursuing such acquisitions and strategic transactions; and

•                  unanticipated costs associated with making the acquisition and operating the acquired business or entering into the strategic transaction.

Although Mr. Rochon has experience in executing and implementing such acquisitions and strategic transactions, as a company, these ventures may not be successful, and we may not succeed in the future.  The risks associated with acquisitions and other strategic transactions could have a material adverse impact on, among other things, our prospects, business activities, cash flows, financial condition, results of operations and stock price.

Risks Associated With Direct-Selling Companies Generally

The following factors describe generally the risks associated with the business of direct-selling companies, which we intend to acquire or with which we intend to enter into strategic transactions.

There is a high level of competition in the direct-selling industry for representatives.

In the direct-selling industry, sales are made to the ultimate consumer principally through independent representatives referred to by many different names - distributors, associates and team members are examples; we use the term “representatives” to cover all such persons.  Generally there is a high rate of turnover among a direct-selling company’s representatives.

Because the direct-selling industry generally is not particularly capital intensive or otherwise subject to high barriers to entry, it is relatively easy for new competitors to emerge who will compete for a direct-selling company’s representatives.  The fact that representatives can easily enter and exit direct-selling programs contributes to the level of competition that direct-selling companies face to retain representatives.  A representative can generally enter or exit a direct-selling company with relative ease at any time without facing a significant investment or loss of capital because of the low upfront financial cost to become a direct-seller and the lack of any requirement to work a specified number of hours or have special training.  A direct-selling company’s ability to remain competitive and maintain and expand its business depends, in significant part, on its success in recruiting, retaining, and incentivizing representatives through an appropriate compensation plan, the maintenance of an attractive product portfolio and other incentives, and innovating the direct-selling model.  We cannot ensure that the strategies for soliciting and retaining the representatives of any direct-selling company we acquire will be successful, and if they are not, our prospects, business activities, cash flow, financial condition, results of operations and stock price could be harmed.

The business of direct-selling companies generally is conducted in one channel.

The business of direct-selling generally is conducted in one channel.  Products and services of direct-selling companies are sold to retail consumers.  Spending by retail consumers is affected by a number of factors, including general economic conditions, inflation, interest rates, energy costs, gasoline prices and consumer confidence, all of which are beyond our control.  We may face economic challenges because customers may continue to have less money for discretionary purchases as a result of job losses, foreclosures, bankruptcies, reduced access to credit and falling home prices, among other things.

Consumer purchasing habits, including reducing purchases of a direct-selling company’s products, or reducing purchases from representatives or buying products in channels other than direct-selling, such as retail, could reduce a direct-selling company’s sales, impact its ability to execute its business strategy or have a material adverse effect on its prospects, business activities, cash flow, financial condition, and results of operations.  If any government bans or severely restricts a direct-selling company’s model, its prospects, business activities, cash flow, financial condition and results of operations may be materially adversely affected.

A direct-selling company’s success depends, in part, on its key personnel.

A direct-selling company’s success depends, in part, on its ability to identify, hire, train and retain highly qualified personnel, including representatives. In some cases, direct-selling companies compete to attract and retain these individuals, particularly representatives.  A direct-selling company may not be able to attract, assimilate or retain qualified personnel, which could adversely affect its prospects, business activities, cash flow, financial condition and results of operations.

An increase in the amount of commissions and incentives paid to representatives could adversely impact a direct-selling company’s profitability.

The payment of commissions and incentives to representatives, including bonuses and prizes, can be a significant expense for direct-selling companies. Furthermore, a decrease in, or insufficiency of, commissions and incentives may make it difficult for a direct-selling company to attract and retain representatives or cause it to lose some of its existing representatives.

A direct-selling company generally cannot exert the same level of influence or control over its representatives as it can over its employees.

Because direct-selling companies generally engage representatives to conduct the direct-selling companies’ sales, they are not in a position to directly provide the same direction, motivation and oversight as a company would if its representatives were employees. As a result, there can be no assurance that a direct-selling company’s representatives will participate in a direct-selling company’s marketing strategies or plans, accept its introduction of new products, or comply with its representative policies and procedures, as applicable.

Direct-selling companies are subject to numerous laws.

The direct-selling industry is subject to a number of federal and state regulations administered by the Federal Trade Commission and various state agencies in the United States, as well as regulations regarding direct-selling activities in foreign markets.  Laws specifically applicable to direct-selling companies generally are directed at preventing deceptive or misleading marketing and sales practices, and include laws often referred to as “pyramid” or “chain sales” scheme laws.  These “anti-pyramid” laws are focused on ensuring that product sales ultimately are made to end consumers and that advancement within a sales organization is based on sales of products and services rather than investments in the organization, recruiting other participants, or other non-retail sales-related criteria.  The regulatory requirements concerning direct-selling programs do not include “bright line” rules, involve a high level of subjectivity, are inherently fact-based and are subject to judicial interpretation.  A direct-selling company is subject to the risk that these laws or regulations or the enforcement or interpretation of these laws and regulations by governmental agencies or courts can change.  Any direct-selling company we acquire could be found not to be in compliance with current or newly adopted laws or regulations in one or more markets, which could prevent us from conducting our business in these markets and harm our prospects, business activities, cash flow, financial condition, results of operations and stock price.  The implementation of such regulations may be influenced by public attention directed toward a direct-selling company, its products or its direct-selling program, such that extensive adverse publicity could result in increased regulatory scrutiny.

A direct-selling company is also subject to the adoption, interpretation and enforcement by governmental agencies in the United States of other laws, rules, regulations or policies, including any changes thereto, such as restrictions on trade, import and export license requirements, privacy and data protection laws, advertising laws, franchise and business opportunity laws and laws addressing federal, state and local taxes, which may require adjustment of such company’s operations and systems in certain markets.

If a direct-selling company we acquire were to be unable to adhere to or successfully implement processes in response to changing regulatory requirements, our reputation, prospects, business, financial condition, results of operations, and/or stock price may be adversely affected. We cannot predict with certainty the outcome or the impact that pending or future legislative and regulatory changes may have on such a company or on us in the future.

With respect to direct-selling companies that sell into foreign countries, those companies must create policies and procedures for their representatives that comply with the different legal requirements of each country in which they do business. In addition, a direct-selling company may have difficulty enforcing its policies and procedures because of the large number of representatives and other factors.

The failure of the representatives of a direct-selling company we acquire to comply with laws, regulations and court decisions create potential exposure for regulatory action or lawsuits against us.

Because the representatives that market and sell a direct-selling company’s products and services are independent contractors, and not employees, the direct-selling company has limited control over their actions.  In the United States, the direct-selling industry and regulatory authorities have generally relied on the implementation of a company’s rules and policies governing its direct-sellers, designed to promote retail sales, protect consumers, prevent inappropriate activities and distinguish between legitimate direct-selling plans and unlawful pyramid schemes, to compel compliance with applicable laws.  Direct-selling companies maintain formal compliance measures to identify specific complaints against their representatives and to remedy any violations through appropriate sanctions, including warnings, suspensions and, when necessary, terminations.  Because of the significant number of representatives for a direct-selling company, it is not feasible for a direct-selling company to monitor the representatives’ day-to-day business activities.  A direct-selling company must maintain the “independent contractor” status of its representatives and, therefore, has limited control over their business activities.  As a result, a direct-selling company cannot insure that its representatives will comply with all applicable rules and regulations, domestically or globally.

Violations by a direct-selling company’s representatives of applicable law or of the direct-selling company’s policies and procedures in dealing with customers could reflect negatively on a direct-selling company’s prospects, business activities, cash flow, financial condition and results of operations, including its business reputation, and subject it to fines and penalties. In addition, it is possible that a court could hold a direct-selling company civilly or criminally accountable based on vicarious liability because of the actions of its representatives.

Adverse publicity associated with a direct-selling company’s products, ingredients or network marketing program, or those of similar companies could harm its prospects, business activities, cash flow, financial condition and results of operations.

The number of a direct-selling company’s representatives and the results of its operations may be affected significantly by the public’s perception of that company and similar companies. This perception is dependent upon opinions concerning:

•                  the safety and quality of the products, components and ingredients, as applicable;

•                  the safety and quality of similar products, components and ingredients, as applicable, distributed by other companies;

•                  representatives;

•                  the marketing program; and

•                  the business of direct-selling generally.

Adverse publicity concerning any actual or purported failure of a direct-selling company or its representatives to comply with applicable laws and regulations regarding product claims and advertising, good manufacturing practices, the regulation of its marketing program, the licensing of its products for sale in its target markets or other aspects of its business, whether or not resulting in enforcement actions or the imposition of penalties, could have an adverse effect on the goodwill of the direct-selling company and could negatively affect its ability to attract, motivate and retain representatives, which would negatively impact its ability to generate revenue.

A direct-selling company may be impacted by economic and other conditions.

A direct-selling company’s growth can be subject to numerous factors, including the strengths and weaknesses of its individual markets, including, as applicable, international markets, which are or may be impacted by global economic conditions.  A direct-selling company that has a broad-based geographic portfolio, and direct-selling companies generally, may not be able to withstand an economic downturn, recession, cost inflation, commodity cost pressures, economic or political instability, competitive or other market pressures in one or more regions in which the direct-selling company conducts business.

Many direct-selling companies face significant competition.

The business of direct-selling is highly competitive.  Many of these competitors may have longer operating histories, significantly greater financial, technical, product development, marketing and sales resources, greater name recognition, larger established customer bases and better-developed distribution channels than any direct-selling company we acquire.  Such competitors may be able to develop products or services that are comparable or superior to those offered by a direct-selling company we acquire, adapt more quickly than such acquired company does to new technologies, evolving industry trends and standards or customer requirements, or devote greater resources to the development, promotion and sale of their products than such acquired company does.

Direct-selling companies generally face competition from competing products, as well as from products sold to customers by other direct-selling companies and through the Internet, and products sold through the mass market and traditional retail channels.

Direct-selling companies compete for representatives by providing a more competitive earnings opportunity than that offered by the competition. Representatives generally are attracted to a direct-seller by competitive earnings opportunities, often through what are known as “field incentives” in the direct-selling industry. Direct-selling companies, and competitors to direct-selling companies, devote substantial effort to determining the effectiveness of such incentives so that they can implement incentives that are the most effective.

Direct-selling companies may own, obtain or license intellectual property material to their business, and their ability to compete may be adversely affected by the loss of rights to use that intellectual property.

The market for a direct-selling company’s products may depend significantly upon the value associated with product innovations and a direct-seller’s brand equity.  Many direct-sellers own, obtain or license material patents and trademarks used in connection with the marketing and distribution of their products.  Those companies must expend time and resources in developing their intellectual property and pursuing any infringers of that intellectual property.  The laws of certain foreign countries may not protect a company’s intellectual property rights to the same extent as the laws of the United States. The costs required to protect a company’s patents and trademarks may be substantial.

Challenges by private parties to the direct-selling system could harm our business.

Direct-selling companies have been subject to legal challenges regarding their method of operation or other elements of their business by private parties, including their own representatives, in individual lawsuits and through class actions.  We can provide no assurance that we would not be harmed if any such actions were brought against a direct-selling company we acquired.

Direct-selling companies face product liability claims and incur damages and expenses, which could affect their prospects, business activities, cash flow, financial condition and results of operations.

A direct-selling company may face financial liability from product liability claims if the use of its products results in significant loss or injury.  A substantial product liability claim could exceed the amount of a direct-selling company’s insurance coverage or could be excluded under the terms of an existing insurance policy, which could adversely affect a direct-selling company’s prospects, business activities, cash flow, financial condition and results of operations.

Direct-selling companies frequently rely on outside suppliers and manufacturers, and if those suppliers and manufactures fail to supply products in sufficient quantities and in a timely fashion, a direct-selling company’s business could suffer.

Many direct-selling companies use outside manufacturers to make all or part of their products.  A direct-selling company’s profit margins and timely product delivery may be dependent upon the ability of its outside suppliers and manufacturers to supply it with products in a timely and cost-efficient manner.  A direct-selling company’s ability to enter new markets and sustain satisfactory levels of sales in each market may depend on the ability of its outside suppliers and manufacturers to provide required levels of ingredients and products and to comply with all applicable regulations.

Risks Associated with HCG and its Publishing and Advertising Business

The following factors primarily are related to HCG’s publishing and advertising business.  As of the date of this Current Report, HCG’s business is our only current business that is generating revenue.  Our prospects, business activities, cash flow, financial condition, results of operations and stock price could be materially adversely affected by any or all of the following risks, or by other risks or uncertainties not presently known or currently deemed material, that may adversely affect us in the future.

HCG depends on one geographic market.

HCG operates in and around the northeastern Pennsylvania area, and its advertisers and readers currently are concentrated in this one region.  HCG’s advertising revenues depend upon a variety of other factors specific to the community that it serves. Changes in those factors could negatively affect HCG’s advertising revenues. These factors include, among others, the size and demographic characteristics of the local population, the concentration of retail stores and other businesses and local economic conditions in general.

HCG’s business faces substantial competition for advertisers.

HCG faces substantial competition for advertising revenues in its market from free and paid newspapers, magazines, websites, digital platforms and applications and other forms of media, direct marketing and digital advertising network exchanges. Competition for advertising generally is based on audience levels and demographics, price, service and advertising results. Competition has intensified as a result of both the continued development and fragmentation of digital media and adverse economic conditions. Competition from all of these media and services affects HCG’s ability to attract and retain advertisers and consumers and to maintain or increase its advertising rates.

Economic weakness and uncertainty in the United States and especially in the area of Pennsylvania in which HCG operates, and in key advertising categories, may adversely affect HCG’s advertising revenues.

Advertising spending, which drives a significant portion of HCG’s revenues, is sensitive to economic conditions. National and local economic conditions, particularly in the northeastern Pennsylvania region where HCG operates, affect the levels of HCG’s advertising revenues. Economic factors that may adversely affect advertising revenues include lower consumer and business spending, high unemployment, depressed home sales and other challenges affecting the economy. HCG’s advertising revenues are particularly adversely affected if advertisers respond to weak and uneven economic conditions by reducing their budgets or shifting spending patterns or priorities, or if they are forced to consolidate or cease operations. Continuing weak and uncertain economic conditions and outlook would adversely affect HCG’s level of advertising revenues and its prospects, business activities, cash flow, financial condition and results of operations.

HCG’s ability to generate advertising revenues is and will continue to be affected by financial market conditions, consumer confidence, advertiser challenges and changes in the national and sometimes international economy, as well as by regional economic conditions.  Advertisers’ budgets, the amounts of which are affected by broad economic trends, affect the magazine industry in general.

HCG relies on outside vendors.

To manage its business efficiently, HCG uses outside vendors where available and economical.  HCG depends on outside printers to print Happenings Magazine and deliver it on time for distribution and mailing.  If its current printers are unable to print the magazine, it could cause delay in publication and affect HCG’s revenue.  However, HCG’s management believes there are numerous contract printing providers that can supply the monthly magazine with its current monthly number of copies and provide the other printing services required by HCG.

HCG is dependent on key personnel, particularly Paula Mackarey.

HCG is dependent on several employees, especially Paula Mackarey, who is the Publisher and President of Happenings Magazine and manages the day-to-day operations of the business.  HCG is dependent on Ms. Mackarey’s knowledge of the business and her relationships with business and community leaders who advertise in Happenings Magazine.  The loss or unavailability of Ms. Mackarey could have a material adverse effect on HCG’s prospects, business activities, cash flow, financial condition and results of operations.

There can be no assurance that HCG will be successful in attracting and retaining additional personnel.  The loss of the services of Ms. Mackarey, or any key employees that HCG employs from time to time, or HCG’s failure to attract and retain other qualified and experienced personnel on acceptable terms, could have a material adverse effect on HCG’s prospects, business activities, cash flow, financial condition and results of operations, and any material adverse effect on HCG could have a material adverse effect on us or our stock price.

The increasing popularity of digital media and the shift in consumer habits and advertising expenditures from traditional to digital media may adversely affect HCG’s print advertising revenues.

Websites, applications for mobile devices, social networking tools and other digital platforms distributing news and other content continue to gain popularity. This migration to digital technologies among both providers and consumers of content is likely to continue with companies seeking greater efficiencies and consumers seeking more value, convenience and timeliness of digital technologies. As a result, print readers may decline, and advertising spending may continue to shift from traditional media forms to digital media. HCG expects that advertisers will continue to allocate increasing portions of their budgets to digital media, which may offer more measurable returns than traditional print media. This shift has intensified competition for advertising in traditional print media and has contributed to and is likely to continue to contribute to a decline in print advertising revenue.

To remain competitive, HCG must be able to respond to and capitalize on changes in technology, services and standards and changes in consumer behavior, and capital investments may be required.

Technological developments in the media industry continue to evolve rapidly. Advances in technology have led to an increasing number of methods for the delivery of content and have driven consumer demand and expectations in unanticipated directions. If HCG is unable to exploit new and existing technologies to distinguish its products and services from those of its competitors or adapt to new distribution methods that provide optimal user experiences, its prospects, business activities, cash flow, financial condition and results of operations, and our stock price, may be adversely affected.

Technological developments and any changes HCG makes to its business model may require capital investments.  HCG may be limited in its ability to invest funds and resources in digital products, services or opportunities, and HCG may incur costs of research and development in building and maintaining the necessary and continually evolving technology infrastructure.  Some of HCG’s existing competitors and new entrants may have greater operational, financial and other resources or may otherwise be better positioned to compete for opportunities and, as a result, its digital business may be less successful.

Decreases in print circulation volume adversely affects HCG’s advertising revenues.

Advertising revenues are affected by readership levels of Happenings Magazine. Competition for readership generally is based upon format, content, quality, service, timeliness and price.  HCG is facing increased competition from digital media formats and sources other than traditional magazines, and a growing preference among some consumers to receive all or a portion of their information other than from a magazine or newspaper.  If these or other factors result in a decline in circulation volume, the rate and volume of advertising revenues for HCG’s print magazine may be adversely affected.  HCG also may incur increased spending on marketing designed to attract and retain readers or drive traffic to its digital products.

HCG may not be able to protect intellectual property rights upon which its business relies, and if HCG loses intellectual property protection, its assets may lose value.

HCG’s business depends on its intellectual property, including its brand and content.  HCG believes its proprietary trademarks and other intellectual property rights are important to its continued success and its competitive position.  Unauthorized parties may attempt to copy or otherwise obtain and use HCG’s content, services, technology and other intellectual property, and HCG cannot be certain that the steps it has taken and will take to protect its proprietary rights will prevent any misappropriation or confusion among consumers and merchants, or unauthorized use of these rights.  Developments in technology have exacerbated the risk by making it easier to duplicate and disseminate content.

If HCG is unable to procure, protect and enforce its intellectual property rights, HCG may not realize the full value of its assets, and its business may suffer. If HCG must litigate to enforce its intellectual property rights or determine the validity and scope of the proprietary rights of others, such litigation may be costly and divert the attention of HCG’s management.

Legislative and regulatory developments may result in increased costs and lower advertising revenues from HCG’s digital businesses.

Happeningsmagazinepa.com is available worldwide and is subject to laws regulating the Internet both within and outside the United States.  HCG may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.  Its digital business could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to the use of consumer data in digital media.

Risks Associated with Our Medical Products Business

The following factors relate to our maneuverable-coiled guidewire and Sentinel BreastScan products and related business.  This business currently is not generating any revenue. We are not dedicating any efforts toward, or expending funds on, and do not have any employees or consultants engaged with respect to, this business.  Our prospects, business activities, cash flow, financial condition, results of operations and stock price could be materially adversely affected by any or all of the following risks, or by other risks or uncertainties not presently known or currently deemed material, that may adversely affect us in the future.

We have depended heavily on our former management, and we may be unable to replace them.

We have been dependent upon our senior management, particularly Mr. Thomas DiCicco, our Chief Executive Officer and Principal Financial Officer, who is an engineer with experience in the design and development of technology products.  As of the First Tranche Closing, Thomas DiCicco, Michael DiCicco and Douglas Miscoll resigned their respective director positions, Thomas DiCicco resigned as our President and Chief Executive Officer and Michael DiCicco resigned as our Vice President.  We have no current plans to hire employees or consultants with the expertise to develop and commercialize of Medical Products. If we determine to actively pursue the development and commercialization of our Medical Products, we can give no assurances that we will be successful in attracting and retaining new personnel with the expertise to further develop and commercialize our Medical Products, or that any such pursuits will be successful.  Accordingly, the resignations of our former directors and officers, and our current management’s lack of experience and plans with respect to the Company’s Medical Products, could have a material adverse effect on the viability and the prospects of Medical Products Business.

Our prior management has indicated that we require a significant amount of capital for the development and commercialization of our Medical Products.

Based on the assessment of our prior management, development and commercialization of our guidewire and Sentinel BreastScan may require significant outlays of capital. We may need to obtain a significant amount of capital to pay for any development or commercialization activities with respect to our maneuverable-coiled guidewire and Sentinel BreastScan.  If we cannot raise the capital to fund our required expenditures, or otherwise obtain sufficient funds for these plans, we may be unable to further develop and commercialize these technologies and our Medical Products Business likely will fail.

We are subject to government regulation, and our failure to obtain and maintain required regulatory approvals would severely limit our ability to sell our products.

Our Medical Products are subject to regulation by the FDA and other federal and state regulatory agencies. Pursuant to FDA regulations, we must obtain either a 510(k) clearance or premarket authorization (“PMA”) before marketing our products in the United States.  If we do not obtain such clearance or PMA, we will not be able to implement our current business plan for our Medical Products Business, and may be unable to generate any revenues with respect to that business.  The clearance and approval process for the FDA can be costly, time consuming and uncertain.  There can be no assurance that we will receive these clearances or that we will have sufficient resources to commence or complete the regulatory approval process.  Delays in obtaining such clearances or PMAs or changes in existing requirements could have a material adverse effect on our business and operations with respect to our Medical Products Business.  Even if we do obtain regulatory approval of a product, that approval may be subject to limitations on the indicated uses for which it may be marketed.  Even after granting regulatory approval, the FDA and regulatory agencies in other countries continue to review and inspect marketed products, manufacturers and manufacturing facilities, which may create additional regulatory burdens and costs.  Later discovery of previously unknown problems with a product, manufacturer or facility may result in restrictions on the product or manufacturer, including a withdrawal of the product from the market.

Our inability to complete our clinical testing and product development activities would severely limit our ability to operate or finance operations.

In order to commercialize our guidewire and Sentinel BreastScan, we must complete substantial clinical trials, and obtain sufficient safety and efficacy results to support required registration approval and market acceptance.  We may not be able to successfully complete the development of our products, or successfully market our technologies or products.  We may encounter problems and delays relating to research and development, regulatory approval and intellectual property rights of our technologies and products.  Our research and development programs may not be successful, and our technologies and products may not identify tumor or lesions and may not facilitate the identification of breast cancer with the expected result.  Our technologies and products may not prove to be safe and efficacious in clinical trials, and we may not obtain the requisite regulatory approvals for our technologies or product candidates.  If any of these events occur, we may not have adequate resources to continue operations for the period required to resolve the issues, which may delay commercialization, and we may not be able to raise capital to finance our continued operations for our Medical Products Business during the period required for resolution of the issues.

Even if we obtain regulatory approvals to sell our products, lack of commercial acceptance could impair our business.

Even if we obtain all required regulatory approvals, we cannot be certain that our products and processes will be accepted in the marketplace at a level that would allow us to operate our Medical Products Business profitably.  Our Medical Products may be unable to achieve commercial acceptance for a number of reasons, such as the availability of alternatives that are less expensive, more effective, or easier to use; the perception of a low cost-benefit ratio for the product in our market, including screening centers, hospitals, radiologists and physicians; or an inadequate level of product support.  Our technologies or products may not be employed in all potential applications being investigated, and any reduction in applications would limit the market acceptance of our technologies and products, and our potential revenues.

Our Medical Products are new technologies.

Our Sentinel BreastScan is relatively new and has not yet achieved widespread acceptance in the health care industry.  Additionally, our maneuverable-coiled guidewire is based upon a “buckling theory” in which the tip is bent according to the force applied, which is not a commercially accepted application for guidewire.  The success of our Medical Products Business is entirely dependent upon our ability to successfully introduce into the marketplace and commercialize our two products, the Sentinel BreastScan and the guidewire.

The market for our products will be heavily dependent on third-party reimbursement policies.

In the United States, suppliers of health care products and services are affected greatly by Medicare, Medicaid and other government insurance programs, as well as by private insurance reimbursement programs.  Third-party payors (Medicare, Medicaid, private health insurance companies and other organizations) may affect the pricing or relative attractiveness of our system by regulating the coverage or level of reimbursement provided by such payors to the physicians and clinics utilizing the Sentinel BreastScan.  If examinations utilizing the Sentinel BreastScan are not reimbursed under these programs, or are not adequately reimbursed, our ability to sell the system may be materially adversely affected.  There can be no assurance that third-party payors will provide reimbursement for use of our system.  In international markets, reimbursement by third-party medical insurance providers, including governmental insurers and independent providers, varies from country to country.  In certain countries, our ability to achieve significant market penetration may depend upon the availability of third-party governmental reimbursement.

We face competition in the medical technology field, and if we do not keep pace with our competitors and with technological and market changes, we may not be able to successfully compete.

The medical device industry generally, and the cancer diagnostic imaging segments in particular, are characterized by rapidly evolving technology and intense competition.  Other companies in the medical device industry may be developing, or could in the future attempt to develop, products that are competitive with ours.  The markets in which we intend to participate are highly competitive.  Many of the companies in the cancer diagnostic and screening and maneuverable-coiled guidewire markets have substantially greater technological, financial, research and development, regulatory, manufacturing, human and marketing resources, and experience, than we do.  Our competitors may succeed in developing or marketing technologies and products that are more effective or less costly than our products or that would render our technology and products obsolete or noncompetitive.  We may not be able to compete against such competitors and potential competitors in terms of manufacturing, marketing and sales.  If we are unable to compete successfully, it could have a negative impact on the results of our operations with respect to our Medical Products Business and our stock price.

Potential product liability claims could affect our earnings and financial condition.

The nature of our business exposes us to risk for product liability claims, which are inherent in the use of our maneuverable-coiled guidewire and the testing, manufacturing and marketing of cancer detection products. Significant litigation, not involving us, has occurred in the past based on allegations of false negative diagnoses of cancer or allegations of malpractice by physicians or those using our system.  Accordingly, there can be no assurance that we can avoid significant product liability exposure.  We currently do not maintain product liability insurance coverage.  Even if we obtain coverage, there is substantial doubt that product liability insurance will cover all liabilities should we face significant claims.  A successful products liability claim brought against us could have a material adverse effect on our Medical Products Business and our prospects, business activities, cash flow, financial condition, results of operations and stock price.  Should we be unable to obtain and maintain adequate product liability insurance, our ability to market our products will be significantly impaired.  Any losses we may suffer for future claims or a voluntary or involuntary recall of our Medical Products and the damage that any product liability litigation or voluntary or involuntary recall may do to the reputation or marketability of our Medical Products would have a material adverse effect on our Medical Products Business and our prospects, business activities, cash flow, financial condition, results of operations and stock price.

We currently are dependent on two products.

Our sole source of revenues for the foreseeable future with respect to our Medical Products Business can come only from the sale of our coiled guidewire and the Sentinel BreastScan, unless we develop other products.  Our operations with respect to our Medical Products Business may be adversely affected by economic, regulatory or similar problems or events that may apply only to us, only to medical devices of the type similar to the guidewire products or Sentinel BreastScan or only within a particular market area in which the guidewire or Sentinel BreastScan are sold.  The adverse effect of any such problems or events could be more easily absorbed in an investment in a more diversified business or one that operates in a different industry.

Our products are new and unproven.

The science and technology of medical products, including ultrasound equipment, is rapidly evolving.  The Sentinel BreastScan may require significant further research, development, testing and regulatory clearances and is subject to the risk of failure inherent in the development of products based on innovative technologies. These risks include the possibility that the Sentinel BreastScan will prove to be ineffective or unsafe, or otherwise fail to receive necessary regulatory clearances; that the Sentinel BreastScan, if effective, may prove uneconomical to market; that third parties hold proprietary rights that preclude us from marketing the Sentinel BreastScan; or that third parties market superior or equivalent products.  Accordingly, we are unable to predict whether our research and development activities, if any, will result in a commercially viable product.  Further, due to the extended testing and regulatory review process required before marketing clearance can be obtained for the Sentinel BreastScan, we cannot predict with certainty when or if we will be able to commercialize the system.  There is also no guarantee that we will be able to develop and commercialize other products based upon the technology behind the system.

Methods for the detection of cancer are subject to rapid technological innovation, and there can be no assurance that future technical changes will not render the Sentinel BreastScan obsolete.  There can be no assurance that the development of new types of diagnostic medical equipment or technology will not have a material adverse effect on our Medical Products Business and our prospects, business activities, cash flow, financial condition, results of operations and stock price.

If our patents and proprietary rights do not provide substantial protection, then our business and competitive position will suffer.

Our ability to commercialize our products will depend, in part, on our ability, both in the United States and in other countries to obtain patents, enforce those patents, preserve trade secrets and operate without infringing on proprietary rights of third parties. Also, the scope of any of our issued patents may not be sufficiently broad to offer meaningful protection.

The patent positions of medical device companies are uncertain and involve complex legal and factual questions. There can be no assurance that any patents that now or in the future are owned or licensed by us will prevent other companies from developing similar or medically equivalent products, or that other companies will not be issued patents that may prevent the sale of our products or that will require us to enter into licenses and pay significant fees or royalties.  Patent litigation is costly and time-consuming, and there can be no assurance that we will have or will devote sufficient resources to pursue such litigation. There can be no assurance that our patent will provide us meaningful protection.

Any claims relating to our making improper payments to physicians for consulting services, or other potential violations of regulations governing interactions between us and healthcare providers, could be time-consuming and costly.

Our relationships with physicians, hospitals and marketers of our products will be subject to scrutiny under various state and federal anti-kickback, self-referral, false claims and similar laws, often referred to collectively as healthcare fraud and abuse laws.  The federal anti-kickback laws prohibit unlawful inducements for the referral of business reimbursable under federally-funded health care programs, such as remuneration provided to physicians to induce them to use certain medical devices reimbursable by Medicare or Medicaid.  Healthcare fraud and abuse laws are complex and subject to evolving interpretations, and even minor, inadvertent violations potentially can give rise to claims that the relevant law has been violated.  Certain states have similar anti-kickback, anti-fee splitting and self-referral laws, imposing substantial penalties for violations.  Any violations of these laws could result in a material adverse effect on our Medical Products Business and our prospects, business activities, cash flow, financial condition, results of operations and stock price.  We cannot assure you that any of the healthcare fraud and abuse laws will not change or be interpreted in the future in a manner which restricts or adversely affects our business activities or relationships with physicians, screening centers, hospitals and marketers of our products.  In addition, possible sanctions for violating these anti-kickback laws include monetary fines, civil and criminal penalties, exclusion from Medicare and Medicaid programs and forfeiture of amounts collected in violation of these prohibitions.

Federal anti-kickback laws also restrict the kinds of relationships we may have with physicians, including clinical research investigators and consultants.  We must comply with a variety of other laws, such as laws prohibiting false claims for reimbursement under Medicare and Medicaid, which also can be triggered by violations of federal anti-kickback laws; the Healthcare Insurance Portability and Accountability Act of 1996, which protects the privacy of individually identifiable healthcare information; and the Federal Trade Commission Act and similar laws regulating advertisement and consumer protections.  In certain cases, federal and state authorities pursue actions for false claims on the basis that manufacturers and distributors are promoting unapproved or off-label uses of their products.

The scope and enforcement of these laws is uncertain and subject to rapid change, especially in light of the lack of applicable precedent and regulations.  Although we believe we comply with these laws, and intend to comply with these laws in the future, we cannot assure investors that federal or state regulatory authorities will not challenge or investigate our current or future activities under these laws.  Any challenge or investigation could have a material adverse effect on our Medical Products Business and our prospects, business activities, cash flow, financial condition, results of operations and stock price.  Any state or federal regulatory review of us, regardless of the outcome, would be costly and time-consuming.  Additionally, we cannot predict the impact of any changes in these laws, and whether or not they will be retroactive.

Changes to health care reform could adversely affect us and our business.

On March 23, 2010, U.S. Congress enacted the Patient Protection and Affordable Care Act (P.L. 111-148) and on March 30, 2010, the Health Care and Education Reconciliation Act of 2010 (P.L. 111-152).  The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (the “PPACA”) provides for significant expansions of coverage for many categories of patients. Effective 2014, large employers will be required to offer coverage or be liable for an additional tax.  The effect of this provision is not certain, as the amount of the tax may be less than the cost of providing health insurance.  Individuals will be required to have qualifying health coverage, or pay a tax penalty. In 2014, state-based health insurance exchanges will be established to facilitate the purchase of insurance by individuals and small businesses.  Effective in 2014, a comprehensive set of mandated benefits is established.  Until 2014, a high risk pool will be established for individuals with pre-existing conditions.  Other provisions eliminate lifetime coverage limits, rescission of coverage except in cases of fraud, and expand mandatory coverage of children.  The net effect of these provisions on us cannot be predicted at this time. However, the PPACA may substantially increase governmental health care expenditures.  This may result in added downward pressure on reimbursement for procedures utilizing the Sentinel BreastScan.  In addition, the PPACA establishes a 2.3% excise tax on medical devices, beginning in 2014.  It is not entirely clear that this tax will apply to our business model of charging for procedures.  We anticipate, however, that implementing regulations may apply the tax to the Sentinel BreastScan.  Both downward pressure on reimbursement and the excise tax could have a material adverse effect on our Medical Products Business and our prospects, business activities, cash flow, financial condition, results of operations and stock price.

We depend on third-party suppliers and manufacturers, and if they are unable to perform their obligations, our Medical Products Business would suffer.

We expect to purchase all of our components and supplies from third-party suppliers and to outsource any manufacturing to contract manufacturers.  Because of regulatory restrictions on manufacturers of medical devices, we may experience significant difficulty in locating suppliers and manufacturers qualified to manufacture our products or components of our products.  Further, manufacturers of medical devices generally have the right to manufacture similar products that may compete with our products, and to terminate their agreements without significant penalty under certain conditions.  In addition, disclosure of our proprietary technology to a third-party for manufacturing purposes increases the risk of theft or loss of trade secrets.  There can be no assurance that we will be successful in locating manufacturers or suppliers on terms and conditions or with reputations and experience acceptable to us or that our trade secrets will not be stolen.

We will need additional financing to further develop and commercialize our guidewire and Sentinel BreastScan, which we may not be able to receive.

We currently have no significant operations related to our Medical Products Business from which to generate cash flows from that business.  Our operations related to our Medical Products Business to date have consumed substantial capital resources and we expect to require additional financing to fund our continued operations for that business.  Our future capital requirements with respect to our Medical Products Business will depend on many factors, including technological and market developments, our ability to sell our Medical Products (and, with respect to our Sentinel BreastScan, the underlying software), and cash flows from operating activities.  If we raise additional funds through equity or debt financings to finance future operations for our Medical Products Business, any equity financings could result in dilution to our shareholders and debt financing would result in increased interest expense.  Any such financing, if available, may be on terms unfavorable or not acceptable to us.  If adequate funds are not obtained, we may be required to reduce or curtail our proposed operations regarding our Medical Products Business.

Disruptions in the capital and credit markets, as have been experienced since 2008, could adversely affect our ability to obtain financing generally.  If we do obtain debt financing in the future, those banks that provide such debt financing may not be able to meet their funding commitments to us if they experience shortages of capital and liquidity or if they experience excessive volumes of borrowing requests from us and other borrowers within a short period of time.

We expect to incur substantial losses with respect to our Medical Products Business so long as we conduct any manufacturing, regulatory or research and development activities for our Medical Products.  If we ultimately receive regulatory approval for the Medical Products, our manufacturing, marketing and sales activities are likely to substantially increase our expenses and our need for additional working capital for our Medical Products Business.  In the future, it is possible that we will not have adequate resources to support continuation of activities related to our Medical Products Business.

We are dependent upon doctors and health care providers.

Our business is highly dependent upon the acceptance of our products by doctors and health centers.  There can be no assurance that we will be able to attract additional doctors and centers to place our products.  There is also no assurance that we will be able to establish and promote the high degree of credibility and high quality of service necessary to successfully commercialize our products.

FINANCIAL INFORMATION

INTRODUCTION

Set forth below are Management’s Discussion and Analysis of Financial Condition and Results of Operations for our Medical Products Business and HCG, respectively, each of which should be read in conjunction with, as applicable, the Company’s financial statements (and the notes thereto, as applicable) attached to this Current Report as Exhibit 99.1 and Exhibit 99.4 and HCG’s financial statements (and the notes thereto) attached to this Current Report as Exhibit 99.2 and Exhibit 99.5.  Each discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements due to known and unknown risks, uncertainties and other factors, including those described under the heading “RISK FACTORS” above and elsewhere in this Current Report and in our other periodic filings filed and to be filed with the SEC. Those risk factors expressly qualify all subsequent oral and written forward-looking statements attributable to us or persons acting on our behalf.  We disclaim any intention or obligation to update or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise.

As of the date of this Current Report, HCG’s business is our only business that currently generates revenue.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS — OUR MEDICAL PRODUCTS BUSINESS

As permitted by applicable SEC rules, we hereby incorporate by reference our Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in our Quarterly Report on Form 10-Q for the period ended June 30, 2012.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS — HCG

Business Overview

The Company is a Florida corporation originally formed in the State of Delaware in April 2007. The Company converted into a Florida corporation in June 2011.

On August 24, 2012, the Company entered into the Share Exchange Agreement with Rochon Capital and HCG. Under the Share Exchange Agreement, in exchange for all of the capital stock of HCG, we issued 438,086,034 shares of our restricted common stock to Rochon Capital. These exchanged shares totaled approximately 90% of our issued and outstanding stock. The Initial Share Exchange was completed on September 25, 2012 and resulted in our change in control and HCG becoming our wholly owned subsidiary.

The Initial Share Exchange was accounted for as a reverse acquisition in accordance with FASB ASC 805-40-25 because the Company issued securities as the legal acquirer but is the accounting acquiree.  HCG is the accounting acquirer as its former management dominates the change in management and change in control of the combined entity.. Under accounting guidelines, the fair value of the consideration effectively transferred should be based on the most reliable measure available. At the time, we determined that the quoted market price of our shares of common stock provided a more reliable basis for measuring the consideration effectively transferred in the acquisition than the estimated fair value of the shares in HGC since HCG was privately held. Prior to the transaction, the accounting acquiree had 49,626,292 shares outstanding. Using the closing price of $.06 per share on September 24, 2012, the total Market Capitalization of the Company was determined to be $2,977,578.  The fair value of the consideration would be what HCG would hypothetically have had to pay to acquire an 89.825% interest in a company valued at $2.98 million.  As such, the fair value of the consideration is 89.825% * $2,977,578 or $2,674,609.

Per ASC 805-40-55-12, Goodwill is calculated as the consideration effectively transferred less the net recognized values of the accounting acquiree's identifiable assets and liabilities.  Goodwill of $2.5 million has been calculated by subtracting the accounting acquiree’s assets and liabilities from the fair value of the consideration of $2,674,609.  Upon assessment of the nature of the intangible assets and the ongoing operations of the Medical Products Business, the Company determined that the goodwill was impaired upon acquisition and has taken an impairment charge of the full amount of goodwill attributable to the transaction.  The result is that no increased asset values are being reflected for the existing Medical Products business at the time of the transaction.

Following the guidance contained in FASB ASC 805-40-45-1, the consolidated financial statements of the Company following this reverse acquisition will continue to be issued under the name of the Company as the legal parent, but will reflect a continuation of the financial statements of HCG, because it is the accounting acquirer, with one adjustment, which is to retroactively adjust HCG’s legal capital to reflect the legal capital of the Company.  As such, the Company is no longer classified as a development stage company, which eliminates the Company’s requirement to show inception to date financial information.  In addition, comparative information presented for prior periods will consist of HCG financial statements.

Results of Operations

Net Sales

Approximately 85% to 90% of HCG’s total revenue results from the sale of advertisements for publication in Happenings Magazine, the operations of which are more completely described elsewhere in this Current Report.  For the six-month period ended June 30, 2012, HCG’s revenues from advertising sales were $400,153, compared to $375,896 for the same six-month period in 2011.  HCG’s management believes that the improving economy in the magazine’s geographic region is the primary reason why HCG generated more advertising dollars during the six-month period ended June 30, 2012.

For the year ended December 31, 2011, HCG’s revenues from advertising sales were $773,173, compared to the year ended December 31, 2010, when HCG’s revenues from advertising sales were $784,115.  HCG’s management believes that this decrease is within a normal range of revenues because advertisers may vary the size, frequency and number of months they may choose to place advertisements in Happenings Magazine.

HCG has not materially changed its advertising placement prices since 2010.

Seasonality of Advertising Revenue

HCG designates certain monthly issues to include a theme (for example, weddings in May, or holidays in December) that may increase advertising from a particular subset of customers for that month’s publication.  The chart below shows the amount of advertising revenue HCG has generated by month for the twelve month period ending June 30, 2012:

2011
	July	$64,014
	August	$67,036
	September	$69,071
	October	$61,030
	November	$60,890
	December	$75,237
2012
	January	$78,330
	February	$55,185
	March	$59,983
	April	$55,949
	May	$89,283
	June	$61,423

Creative Services Revenue

Approximately 10% to 15% of HCG’s revenue results from creative services, such as designing corporate advertisements and logos and preparing other marketing and collateral material for clients.  Provision of these services varies from month to month, depending on customer needs, and there is no guarantee that HCG can generate revenue from such services in any month.  For the six-month period ended June 30, 2012, revenues from creative services were $48,691, compared to $54,364 for the same six-month period in 2011.  This decrease is the result of decreasing customer demand.

                For the year ended December 31, 2011, HCG’s revenues from creative services were $98,163, a decrease from the year ended December 31, 2010, when HCG’s revenues from creative services were $135,056. HCG’s creative services revenues were significantly higher in 2010 due primarily to a special, one time project in 2010. HCG’s management continues to pursue creative services revenue, as the margins on creative services tend to be higher due to the fact that there often is minimal printing expense involved in providing such services.

Printing costs for creative services are typically low since the costs often include only staff costs for time devoted to the concept and no printing costs. However, in 2010 we experienced unusually high printing costs due to a special one time project where the printing costs were part of a creative service project, which often do not involve any printing costs at all.

Selling General and Administrative Expenses

HCG classifies all expenses as Selling, General and Administrative expenses.

Printing Costs

HCG’s largest single expense is the cost of printing.  Approximately 30,000 copies of Happenings Magazine are printed each month, usually containing between 150 and 175 full color pages.  For the six-month period ended June 30, 2012, HCG’s printing costs were $146,479, compared to $132,514 for the same six-month period in 2011.  This change is due to overall increases in the number of pages printed in 2012 compared to 2011 and to slight increases in the price per page charged by the third-party printer.  For the year ended December 31, 2011, printing costs were $297,395, a decrease from December 31, 2010, when printing costs were $368,529. The primary reason for the higher amount in 2010 was a one-time special project in creative services in 2010.

Compensation and Sales Commissions

HCG’s other major category of expense is base compensation to its employees and commissions to its sales representatives for generating or selling advertisements.  For the six-month period ended June 30, 2012, HCG’s base compensation costs were $125,746, compared to $118,756 for the same six-month period in 2011.  For the six-month period ended June 30, 2012, sales commission costs were $61,542, compared to $53,158 for the same six-month period in 2011, reflecting increased advertising revenue over the period.

For the year ended December 31, 2011, HCG’s base compensation costs were $246,129, a slight increase from the year ended December 31, 2010, when HCG’s base compensation costs were $236,581.  For the year ended December 31, 2011, HCG’s sales commission costs were $103,757, a decrease from the year ended December 31, 2010 when sales commission costs were $116,785, reflecting the decrease in advertising sales described above.

HCG’s management has maintained a stable employee and sales representative base and does not anticipate material changes in these expense categories in the near future.

Postage and Delivery Expenses

For the six-month period ended June 30, 2012, HCG’s postage and third party delivery expenses were $20,628, compared to $22,429 for the same six-month period in 2011.  For the year ended December 31, 2011, HCG’s postage and third party delivery expenses were $44,994, an increase from the year ended December 31, 2010, when postage and delivery expenses were $35,253.  The majority of this increase was due to the increased cost of fuel incurred by HCG’s third party delivery service in transporting printed copies of Happenings Magazine to various distribution locations.

Rent Expense

HCG leases office space on a month-to-month basis.  HCG’s rent expense has been constant since 2010, at a cost of $1,630 per month, or $19,560 annually.  HCG had no operating or capital leases for the years ended December 31, 2011 and 2010, or during the six-month period ended June 30, 2012.  HCG’s management believes HCG’s current facilities are adequate for HCG’s needs.  HCG does not anticipate any material changes in its rent during 2012.

Automobile Expense

HCG incurs automobile expenses, including monthly charges for leased vehicles and gasoline charges when personally contacting prospective and actual advertisers.  For the six-month period ended June 30, 2012, HCG’s automobile expenses were $8,199, compared to $8,223 for the same six-month period in 2011.  For the year ended December 31, 2011, automobile expenses were $14,060, a decrease from the year ended December 31, 2010, when HCG’s automobile expenses were $18,742. This decrease in automobile expenses in 2011 is attributable to greater efficiency in automobile usage in visiting advertisers and potential advertisers.

Interest Expense

HCG pays interest on outstanding balances on its line of credit with Pennstar Bank.  HCG incurred interest under its line of credit in the amount of $881 for the year ended December 31, 2010 and $290 for the year ended December 31, 2011.  For the six-month period ended June 30, 2012, HCG incurred interest under its line of credit in the amount of $525. For each of these periods, the difference in interest expense corresponds to the different amounts HCG borrowed under its line of credit during the respective period.

Inventories

HCG considers all advertising and related consumable products to be period costs, due to materiality and short-term value of products; therefore, as of December 31, 2010 and 2011, and June 30, 2012, HCG held no inventory.

Property and Equipment

HCG’s property consists of equipment purchased for the production of revenues, including general office equipment.  HCG’s assets are depreciated over their useful lives beginning when placed in service.  Depreciation expense was $406 and $437 for the years ending December 31, 2011 and 2010, respectively. As of December 31, 2011, all of HCG’s fixed assets have been fully depreciated.

Intangibles

At December 31, 2010 and 2011, and June 30, 2012, HCG had no intangible assets.

Taxes

HCG pays payroll and unemployment taxes in accordance with state and federal laws.  HCG’s shareholder filed an election permitting HCG to be taxed under Subchapter S of the U.S. Internal Revenue Code, whereby all taxable income passes through to HCG’s shareholder and is taxed at the shareholder’s ordinary tax rate.  Accordingly, HCG has recorded no income tax expense in any past reporting periods.  Based on the Company’s pro forma combined financial results for June 30, 2012, no income tax expense is being recorded for HCG at this time. HCG’s payroll and unemployment taxes were $27,274 and $28,115 for the periods ended December 31, 2010 and 2011, respectively, and $15,513 for the six-month period ended June 30, 2012.

Balance Sheet Data

As a result of HCG’s consistent operations, HCG has not experienced any significant fluctuation in major asset and liability categories on its balance sheet since December 31, 2010.

Cash and Cash Equivalents

HCG’s cash and cash equivalents were $10,047 at June 30, 2012 compared to $0 at June 30, 2011.  At December 31, 2011, HCG’s cash and cash equivalents were $8,383, compared to $0 at December 31, 2010. HCG’s cash and cash equivalents fluctuate from time to time based on the timing of collections and the balance owed under HCG’s line of credit.

Accounts Receivable

HCG’s accounts receivable is the largest category of assets of HCG and were $99,529 at June 30, 2012, less allowance for doubtful accounts in the amount of $8,500, compared to $91,928 at June 30, 2011.  At December 31, 2011, HCG had $104,053 in accounts receivable, compared to $89,554 at December 31, 2010. In each of years 2010 and 2011, HCG did not have allowances for doubtful accounts. HCG does not have any one customer that accounts for over 10% of HCG’s receivables. HCG’s accounts receivable fluctuate generally based on seasonal demand for advertising and creative services and Happenings Magazine, and other normal operating conditions.

Accounts Payable

HCG’s accounts payable were $63,254 at June 30, 2012, compared to $56,675 at June 30, 2011.  At December 31, 2011, HCG had $57,878 in accounts payable, compared to $67,987 at December 31, 2010.

HCG’s largest expense is for printing services, and HCG’s accounts payable fluctuates generally based on the size and graphical detail of Happenings Magazine and corresponding charges from HCG’s third party printers.

Litigation

From time to time, HCG may become a party to litigation matters involving claims against HCG.  Management believes that there are no current matters that would have a material effect on HCG’s financial position or results of operations.

Line of Credit

HCG has a $25,000 revolving line of credit with Pennstar Bank, which renews annually unless either party terminates the line of credit.  This line is collateralized by all of HCG’s assets.  At June 30, 2012, the outstanding balance on HCG’s line of credit was $23,649, compared to $513 at June 30, 2011.  At December 31, 2011, the outstanding balance on HCG’s line of credit was $24,624, compared to $10,894 at December 31, 2010.

Liquidity and Capital Resources

Because of the monthly recurring nature of the publication of Happenings Magazine, HCG generates consistent cash flows from its customer base.  HCG’s management believes HCG’s bad debt expense has been immaterial.  HCG’s management believes that the cash expected to be generated from operating activities to be sufficient to fund planned operations over the next twelve months.

At June 30, 2012, HCG’s current assets exceed accounts payable to third party vendors and the outstanding balance on HCG’s line of credit.  While HCG shows deferred or unearned revenue as a current liability, this amount never represents cash owed to third parties, but merely advanced billing of HCG’s customers for the coming month’s publication of Happenings Magazine.

The Company intends to acquire existing businesses engaged in direct selling.  The Company intends to primarily issue shares of the Company’s Common Stock as consideration for any such acquisition.  To the extent that cash will need to be paid as some portion of the acquisition consideration, the Company expects, to the extent necessary, to raise cash through debt and/or equity financing.  The Company believes that debt or equity financing will be available to the Company based on the assets and financials of the acquisition candidate and based on Mr. Rochon’s experience with respect to debt financing and equity financing.  The Company expects to be able to raise capital from lenders and equity investors who will understand the Company’s direct selling acquisition strategy and the potential in operating a number of direct selling companies.  However, there can be no assurance that the Company will be able to raise funds when needed on acceptable terms.

                As previously stated, the Company is currently evaluating the amount of financing that will be necessary to commercialize the medical products developed by the prior management.  A substantial amount of research and development has already been conducted with respect to the medical products, but it is unclear what remaining costs will be required in the commercialization of such products.  If it can be determined that the Medical Products can generate value in the near term, we have the option to continue the medical product line of business.

Related Party Transactions

At December 31, 2011, HCG had a related party shareholder payable of $25,241 related to a loan made by HCG’s shareholder, Rochon Capital, to HCG for working capital.

Two of the employees of HCG are siblings of Mr. Rochon, our Chief Executive Officer, Chairman of our Board of Directors, and the controlling person of Rochon Capital, our principal shareholder.

Shareholders’ Equity

The authorized common stock of HCG consists of 1,000,000 shares with a par value per share of $0.01, all of which are owned by the Company.  There are 1,000 shares of HCG’s common stock issued and outstanding, all of which are owned by the Company.  HCG has no authorized preferred stock.

Subsequent Events

Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements requiring adjustment or disclosure.

Critical Accounting Policies

There have been no material changes to HCG’s critical accounting policies during the 2012 fiscal year.  A complete detail of HCG’s critical accounting policies is included in the notes to HCG’s audited financial statements for the years ended December 31, 2011 and 2010, which are attached as Exhibit 99.2 to this Current Report.

Off-Balance Sheet Arrangements

HCG does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Recently Issued Accounting Pronouncements

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (ASC) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to HCG.

PROPERTIES

HCG leases approximately 1,200 square feet of office space as its principal office pursuant to a month-to-month lease with an unaffiliated landlord.  The address for this space is 115 North State Street, Clark’s Summit, Pennsylvania.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the number of shares of our Common Stock that are beneficially owned as of the date of (and following) the First Tranche Closing by (i) each person or entity known to us to then be the beneficial owner of more than 5% of our outstanding Common Stock; (ii) each of our officers and directors; and (iii) all officers and directors as a group.

The percentages below are calculated based on 487,712,326 shares of our Common Stock being issued and outstanding as of the date of the First Tranche Closing.

Name and Address of Beneficial Owner	Positions	Number of Shares of Common Stock Beneficially Owned or Right to Direct Vote		Percent of Common Stock Beneficially Owned or Right to Direct Vote
Rochon Capital, Ltd. (1) c/o John Rochon Management, Inc. 2400 North Dallas Parkway, Suite 230 Plano, Texas 75093		438,086,034	(1)	90	%(1)

Directors and Named Executive Officers

John P. Rochon (1)	Chief Executive Officer/Chairman of the Board of Directors	438,086,034	(1)	90	%(1)

All directors, Named Executive Officers and other officers as a group	—	438,086,034	(1)	90	%(1)

(1) The limited partnership interests of Rochon Capital are owned 79% by Mr. Rochon, 20% by his wife and 1% by the General Partner.  The General Partner has control over the voting and disposition of the shares held by Rochon Capital and as the owner of all of the equity of the General Partner, Mr. Rochon has control over the decision making of the General Partner.  As such, Mr. Rochon may be considered to have control over the voting and disposition of the shares registered in the name of Rochon Capital, and therefore, such shares are also included in the shares listed as held by Mr. Rochon.

DIRECTORS AND EXECUTIVE OFFICERS

The following person became our director and executive officer as of the date of the First Tranche Closing and holds the positions set forth opposite his name.

Name	Age	Position

John P. Rochon	61	Chief Executive Officer and Chairman of the Board of Directors

Our directors and officers serve until their successor is elected and qualified, or until their earlier resignation or removal.

John P. Rochon

Immediately following the First Tranche Closing, Mr. Rochon became our Chief Executive Officer and Chairman of our Board of Directors.  Mr. Rochon founded Richmont Holdings in July 2001, and has served as its Chairman since that time. Richmont Holdings is a private investment and business management company that has offered proprietary techniques for operational, financial, strategic business planning, marketing, and sales strategies for small and large companies since 2001.  Since 2007, Richmont Holdings has procured sales and marketing relationships with a variety of companies. Mr. Rochon is the founder of the Rochon Premium Brands line of gourmet foods. Mr. Rochon is an investor in, member of the Board of Directors (since 2008), and member of the Conduct Review and Risk Policy Committee and the Human Resources Committee and the Compensation Committee of Jameson Bank, a chartered “Schedule 1” financial institution regulated under the Federal Bank Act in Canada. Mr. Rochon holds a Bachelor of Science degree in chemistry and biology from the University of Toronto and holds a Master of Business Administration degree from the University of Toronto.

Since July 2011, Mr. Rochon has been a director of AL International, Inc., a global direct marketer of lifestyle and nutritional products as well as gourmet coffee.

We believe that Mr. Rochon’s extensive functional experience generally, and industry experience in the direct-selling industry, as well as his experience in marketing and brand building, provide us with insight into important issues that we face.

Family Relationships

Ms. Mackarey, the President, Publisher, and a member of the Board of Directors of HCG, is the sister of Mr. Rochon.  There are no other family relationships between any of our directors or officers.

Certain Legal Proceedings

In June 2009, Nukote International, Inc. (“Nukote”), a privately owned Delaware corporation, and certain of its subsidiaries and its affiliates voluntarily filed for protection under Chapter 11 of the U.S. Bankruptcy Code.  Mr. Rochon was Chief Executive Officer, President and a director of Nukote at the time of that filing and held an approximate 59% equity interest in Nukote and its subsidiaries and affiliates.

Corporate Governance and Board Committees

Our Board of Directors has not established an audit, executive or compensation committee, nominating or governance committees as standing committees, nor has our Board of Directors established other committees performing equivalent functions.  Our Board of Directors will be responsible for the matters that would otherwise be performed by these committees.

No Director Independence

We currently are not listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of our Board of Directors be independent. Our Board of Directors has determined that none of our directors is “independent” under the definition set forth in the listing standards of the NASDAQ Stock Market, Inc., which is the definition that our Board of Directors has chosen to use for the purposes of the determining independence, as the OTC Markets OTCQB does not provide such a definition.

On November 15, 2012, the Company announced the appointment, effective December 3, 2012, of six additional directors to the Board.

Code of Ethics

We have not yet adopted a Code of Ethics. We plan to adopt a Code of Ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in conflict-of-interest transactions without our consent.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth information concerning the compensation paid to or earned by:

(1)                                 our principal executive officer;

(2)                                 each of our two most highly compensated executive officers who were serving as executive officers at the end of the fiscal year ended December 31, 2011; and

(3)                                 up to two additional individuals for whom disclosure would have been provided under (2) but for the fact that the individual was not serving as our executive officer at the end of the fiscal year ended December 31, 2011, whom we will collectively refer to as the named executive officers of our company, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
John P. Rochon, Chief Executive Officer and Chairman of our Board of Directors	2012	—	—	—	—	—	—	—		—

Paula Mackarey, President, Publisher and a director of HCG (1)	2012	$40,000	—	—	—	—	—		(1)	$40,000	(1)
	2011	$40,000	—	—	—	—	—		(1)	$40,000	(1)
	2010	$40,000	—	—	—	—	—		(1)	$40,000	(1)

Michael DiCicco, Vice President and Director (2)	2010	—	—	—	—	—	—	—		—
	2011	—	—	$1,865,992	—	—	—	—		$1,865,992	(2)

Douglas Miscoll (3)	2010	—	—	—	—	—	—	—		—
	2011	—	—	$230,000	—	—	—	—		$230,000	(3)

David Hostelley (4)	2010	—	—	—	—	—	—	—		—
	2011	—	—	$8,400	—	—	—	—		$8,400	(4)

(1) Ms. Mackarey currently receives, and has received during fiscal years 2010 and 2011, an automobile allowance of $500 each month, or $6,000 annually.

(2) On July 28, 2011, we issued 1,444,000 shares of our restricted Common Stock for services rendered by Michael DiCicco, our then Vice President and Director, which we valued at $0.248 per share. On March 7, 2012, we issued 6,556,000 additional restricted shares to Michael DiCicco for services rendered and to be rendered as our Vice President and director from January 1, 2012 to December 31, 2016, which we valued at $0.23 per share.  At the First Tranche Closing, Michael DiCicco resigned as a director and, as of such time, all shares issued for future service to him were deemed earned.  Michael DiCicco has no further obligation to provide services to us.

(3) On March 7, 2012, we issued 1,000,000 shares of our restricted Common Stock to our director, Douglas Miscoll, for services to be rendered as our director from March 8, 2012 to March 8, 2016, which we valued at $0.23 per share.  At the First Tranche Closing, Mr. Miscoll resigned as a director and, as of such time, all shares issued for future service to him were deemed earned.  Mr. Miscoll has no further obligation to provide services to us.

(4) On March 10, 2011, we issued 200,000 shares of our restricted Common Stock to David Hostelley, a former officer, which we valued at $8,400.

The disclosures in this section are based on disclosures previously made by our prior management in the Company’s Schedule 14f-1 filed with the SEC on September 10, 2012.

Mr. Rochon currently is not receiving, and has not received, compensation for service as our Chief Executive Officer.  We currently do not have any written policies for executive officer compensation or reimbursement of expenses.

Options Grants During the Last Fiscal Year / Stock Option Plans

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or director during the fiscal year ended December 31, 2011 or, as of the date of this Current Report, during the current fiscal year.

Aggregated Options Exercises in Last Fiscal Year

No stock options were exercised by any of our officers or directors during the fiscal year ended December 31, 2011 or, as of the date of this Current Report, during the current fiscal year.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of our officers, directors, employees or consultants during the fiscal year ended December 31, 2011 or, as of the date of this Current Report, during the current fiscal year.

DIRECTOR COMPENSATION

Mr. Rochon currently is not receiving, and has not received, compensation for service as our director.  We currently do not have any written policies for director compensation or reimbursement of expenses.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Thomas DiCicco	—	—	—	—	—	—	—

Michael DiCicco(1)	—	$1,865,992	—	—	—	—	$1,865,992

Douglas Miscoll(2)	—	$230,000	—	—	—	—	$230,000

(1) On July 28, 2011, we issued 1,444,000 shares of restricted Common Stock for services rendered by Michael DiCicco, our then Vice President and director, which we valued at $358,560.  On March 7, 2012, we issued 6,556,000 additional shares of restricted Common Stock to Michael DiCicco for services rendered and to be rendered as our Vice President and director, which we valued at $.23 per share.  All shares of our Common Stock for future services subsequently were deemed fully earned.

(2) On March 7, 2012, we issued 1,000,000 shares of restricted Common Stock to our then director, Douglas Miscoll, for services to be rendered as our director, which we valued at $.23 per share. All shares of our Common Stock for future services subsequently were deemed fully earned.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS; DIRECTOR INDEPENDENCE

On March 10, 2011, we issued 200,000 shares of restricted Common Stock to David Hostelley for service as our then Chief Executive Officer, President and Chief Financial Officer.

As set forth above, on July 11, 2011, we entered into the License Agreement with Infrared, a company controlled by Thomas DiCicco, our former Chief Executive Officer and a director, wherein we obtained the exclusive worldwide rights to use, develop, modify and commercialize certain non-patented technology, equipment and other property known as the Sentinel BreastScan, which develops high resolution digital infrared imaging for breast cancer. We agreed to pay $250,000 as consideration for the rights granted under the License Agreement. Of this amount, there is a balance owing of $75,000 as of the date of this Current Report.  Under the terms of the Share Exchange Agreement, at the First Tranche Closing, we may pay up to $75,000 to Infrared for outstanding amounts due pursuant to our agreement with Infrared.  We may elect to pay any remaining sums due to Infrared or, in lieu of payment, transfer the rights we hold in the Sentinel BreastScan and the guidewire, to Infrared.

On July 28, 2011, we issued 1,440,000 shares of restricted Common Stock to Michael DiCicco, our then Vice President and a director, for services rendered to us.  On March 7, 2012, we issued an additional 6,556,000 shares of restricted Common Stock to Mr. DiCicco for future service as our Vice President and director. All shares issued to Michael DiCicco for future service subsequently were deemed fully earned.  Michael DiCicco has no further obligation to provide services to us.

During November 2011, we issued a convertible note to Josh Gooden in the original principal amount of $220,000.  On December 1, 2011, we issued 2,256,818 shares of restricted Common Stock to Mr. Gooden in satisfaction of such note.

On March 7, 2012, we issued 1,000,000 shares of our restricted Common Stock to our then director, Douglas Miscoll, for future service as our director.  All shares issued to Mr. Miscoll for future service subsequently were deemed fully earned.  Mr. Miscoll has no further obligation to provide services to us.

On May 15, 2012, we issued 2,666,666 shares of our restricted Common Stock to Lee White, an investor, in satisfaction of $250,000 in principal and $16,666 in interest due to him pursuant to a convertible note.

On May 16, 2012, we issued 2,380,000 shares of restricted Common Stock to Collin Harvey, an investor, in satisfaction of $225,000 in principal and $13,000 in interest due to him pursuant to a convertible note.

On September 27, 2012, Rochon Capital transferred, in a private transaction, 3,000,000 shares of restricted Common Stock received by Rochon Capital as part of the Initial Share Exchange to each of Kelly Kittrell and Russell Mack.  Rochon Capital transferred these shares to Messrs. Kittrell and Mack in exchange for services performed by them to Richmont Holdings in connection with the Share Exchange Agreement, and, with respect to Mr. Kittrell, for financial management services, and with respect to Mr. Mack, for marketing strategy services, to be performed on behalf of the Company in connection with any direct-selling business conducted by us.  Each of Messrs. Kittrell and Mack is an employee of an affiliate of Richmont Holdings.

LEGAL PROCEEDINGS

We are not aware of any material, active, pending or threatened proceeding against us, nor are we involved as a plaintiff in any material proceeding or pending litigation.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON STOCK

AND RELATED STOCKHOLDER MATTERS

Market Information

Since February 2008, our Common Stock has been quoted on the OTC Bulletin Board and the OTC Markets OTCQB under the symbol “CVSL.”  Our Common Stock currently is traded on the OTC Markets OTCQB.  Our trading symbol will remain “CVSL” until such time as our management determines to request a new trading symbol.

The following table sets forth, for the periods indicated, the high and low closing bid price quotations for our Common Stock. These prices reflect prices paid for our Common Stock before the Initial Share Exchange (except for the bid prices listed for September 30, 2012). The quotes represent inter-dealer prices, without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.

	High (1)	Low (1)
Quarterly Periods for the Year 2012
Ended March 31	$.40	.10
Ended June 30	$.25	.05
Ended September 30	$.12	.04

Quarterly Periods for the Year 2011 (1)
Ended March 31	$.057	.057
Ended June 30	$.44	.27
Ended September 30	$.22	.04
Ended December 31	$.18	.155

Quarterly Periods for the Year 2010 (1)
Ended March 31	$.20	.20
Ended June 30	$.06	.06
Ended September 30	$.15	.15
Ended December 31	$.11	.11

(1) Except with respect to the quarterly period ended December 31, 2011 and each of the reported quarterly periods in 2012, as of the date of this Current Report, our current management is unable to confirm independently the high and low stock prices reported in this chart, and such reported stock prices are based on public disclosures previously made by our prior management.

As of September 25, 2012, there are warrants outstanding that entitle the holders thereof to purchase an aggregate of 2,287,674 shares of our Common Stock at an exercise price of $0.50 per share.  Of the total warrants, warrants for 1,277,537 shares of our Common Stock expire on February 15, 2014 and warrants for 1,010,137 shares of our Common Stock expire on February 24, 2014. Using the Black-Scholes method for valuing options and warrants, the current value of these warrants is less than $7,000.

Rochon Capital is a party to a Registration Rights Agreement with the Company entitling Rochon Capital to register the 438,086,034 shares of Common Stock issued to Rochon Capital at the first Tranche Closing and the additional 504,813,514 shares of Common Stock issuable to Rochon Capital at the Second Tranche Closing.

All of the shares issued to Rochon Capital are restricted securities.  Of the 49,626,292 shares of Common Stock that were issued and outstanding immediately prior to the First Tranche Closing, 7,062,836 may be sold immediately without restriction.

Holders

As of the date of the First Tranche Closing, and after giving effect to the issuance of the 438,086,034 shares issued to Rochon Capital in connection with the Initial Share Exchange, we had outstanding a total of 487,712,326 shares of our Common Stock.  480,976,187 of these shares were held by approximately 50 holders of record as of such time, and an estimated 6,736,139 shares of our Common Stock were in street name or nominee accounts as of such time.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our Board of Directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our Board of Directors has complete discretion on whether to pay dividends. Even if our Board of Directors decides to pay dividends, the form, frequency and amount of any dividends will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our Board of Directors may deem relevant.

Equity Compensation Plans

We currently do not have an equity compensation or similar plan for the Company’s or HCG’s employees.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. Our stock currently is a “penny stock.” The penny stock rules require a broker-dealer, before effecting a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form as the SEC shall require by rule or regulation.

The broker-dealer also must provide to the customer, before effecting any transaction in a penny stock, (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that before effecting a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock.

Rule 144

As of the date of the First Tranche Closing, there were 487,712,326 shares of our Common Stock issued and outstanding, of which at least the 438,086,034 shares of Common Stock issued to Rochon Capital at the First Tranche Closing are deemed “restricted securities” within the meaning of Rule 144.  Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act.

In general, under Rule 144, subject to the satisfaction of certain other conditions, a person deemed to be one of our affiliates who has beneficially owned restricted shares of our Common Stock for at least six months is permitted to sell in an unsolicited brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if our Common Stock is subsequently quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale.

Rule 144 also permits a person who is not and who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned the shares of Common Stock for at least six months to sell such shares without restriction, other than the requirement that there be current public information available regarding us as set forth in Rule 144.  To the extent that Rule 144 is otherwise available, this provision is currently applicable to all of the restricted shares.  If a non-affiliate has held the shares for at least one year, such person may make unlimited sales pursuant to Rule 144 without restriction.

We do not believe that we were a “shell company” immediately before the Initial Share Exchange.  However, there is risk that the SEC could determine that we were a “shell company” at any point before such time.  If so, in order for any of our shareholders to sell in reliance on Rule 144:

•                  we must have ceased to be a “shell company;”

•                  we must be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•                  we must have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months; and

•                  at least one year must have elapsed since we filed current “Form 10 Information” with the SEC reflecting status as an entity that is no longer a “shell company.”

In case we were determined to be a “shell company,” this Current Report includes the current “Form 10 information” that is required for Rule 144 to become available to our shareholders.  Even so, in that circumstance, our shareholders would not be entitled to rely upon Rule 144 for at least one year after the filing of this Current Report, and may then do so only so long as we continue to satisfy the other conditions described above.

RECENT SALES OF UNREGISTERED SECURITIES

As of the date of the First Tranche Closing, we issued 438,086,034 shares of our Common Stock to Rochon Capital in connection with the Initial Share Exchange; additional shares of our Common Stock will be issued to Rochon Capital at the Second Tranche Closing.

On August 15, 2012, the Company issued 500,000 shares of its restricted common stock to two investors in satisfaction of the remaining obligations under a prior contract.

On March 7, 2012, we issued 50,000 shares of our restricted Common Stock for bookkeeping services rendered to us.

On March 7, 2012, we issued 50,000 shares of our restricted Common Stock for fabricating the prototype for our guidewire.

On March 7, 2012, we issued 30,000 shares of our restricted Common Stock for legal services.

On March 7, 2012, we issued 8,830,000 shares of our restricted Common Stock for consulting services in financial, business and marketing.

On March 7, 2012, we issued 2,830,000 shares of our restricted Common Stock for consulting services in financial, business and marketing.

On March 7, 2012, we issued 25,000 shares of our restricted Common Stock for assistance with marketing our products.

On March 7, 2012, we issued 5,000 shares of our restricted Common Stock for strategic introductions.

On March 7, 2012, we issued 6,556,000 shares of our restricted Common Stock to our then Vice President and director, Michael DiCicco for services rendered to us as our vice president and director.

On March 7, 2012, we issued 1,000,000 shares of our restricted Common Stock to our then director, Douglas Miscollu for service as our director.

On March 7, 2012, we issued 6,830,000 shares of our restricted Common Stock to a consultant for services rendered to us.

On March 7, 2012, we issued 2,830,000 shares of our restricted Common Stock to a consultant for services rendered to us.

On February 13, 2012, we issued 298,350 shares of our restricted Common Stock to Olympus Capital Group in exchange for satisfaction of a convertible note in the amount of $7,500.

On February 13, 2012, we issued an aggregate of 175,000 shares of our restricted Common Stock to six persons for service on our scientific advisory board.

On February 13, 2012, we issued 99,450 shares of our restricted Common Stock to Rada Advisors, Inc. in exchange for satisfaction of a convertible note in the amount of $2,500.

During November 2011, we issued $470,000 worth of convertible notes to three investors. The notes are convertible into shares of our restricted Common Stock, at the price per share which is 20% less than the daily average of our bid and ask price for the 30 days prior to the date that the Holder delivers a notice of conversion to us.

On July 28, 2011, we issued 1,444,000 shares of our restricted Common Stock to Michael DiCicco, our then Vice President and director for services rendered.

On July 28, 2011, we issued 1,174,000 shares of our restricted Common Stock to Joseph Safina for services rendered.

On July 28, 2011, we issued 1,174,000 shares of our restricted Common Stock to Joseph Babiak.

On March 10, 2011, we issued 200,000 shares of our restricted Common Stock to our former officer and director, David Hostelley. The stock was valued at $8,400 based on the then current fair market price.

On May 15, 2010, we issued 200,000 shares of our restricted Common Stock to Mr. Asher Zwebner, a former officer and director in exchange for the release of liabilities. The transaction was valued at $60,000.

On May 15, 2010, we issued 100,000 shares of our restricted Common Stock to Mr. Joseph Raz in exchange for the release of liabilities owed to him. The transaction was valued at $30,000.

On January 12, 2010, we issued 120,000 shares of our restricted Common Stock to a former director and officer as compensation for consulting services rendered or to be rendered amounting to $24,000 during the year ending December 31, 2010.

On June 8, 2010, we sold an aggregate of 12,500,000 shares of our restricted Common Stock to two separate entities (Rada Advisors, Inc. and Olympus Capital Group, LLC) for a total of $95,000 pursuant to an agreement for the purchase of our Common Stock. The share transaction represented approximately 63.5% of our total outstanding Common Stock at such time, and resulted in a change in our control.

The disclosures in this section (other than with respect to Rochon Capital) are based on disclosures made by our prior management in the Company’s Form 10-K for the fiscal year ended December 31, 2011.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Under the Registration Rights Agreement, we granted Rochon Capital certain registration rights related to all of the shares of our Common Stock acquired and to be acquired by Rochon Capital under the Share Exchange Agreement (“Company Shares”).  The Registration Rights Agreement provides that, at any time after the date of the Registration Rights Agreement, the holder or holders of at least 25% of the Company Shares then outstanding may request registration on Form S-1 under the Securities Act.  We will then be required to cause a registration statement to be filed within 30 days after the initial request for registration, and must use our best efforts to cause such registration statement to be declared effective by the SEC as soon as practical thereafter.  We also must use our best efforts to qualify and remain qualified to register securities under the Securities Act pursuant to a registration statement on Form S-3.

The Registration Rights Agreement also provides holders of Company Shares “piggy-back” registration rights to participate in other registered offerings of our capital stock, subject to certain limitations.

Under the Registration Rights Agreement, we agreed to indemnify the holders of Company Shares and their affiliates against certain liabilities, including liabilities under the Securities Act and for losses relating to material omissions or misstatements with respect to information provided by us.  The holders of Company Shares participating in a registration agreed in the Registration Rights Agreement to indemnify us for losses under securities laws for any material omissions or misstatements with respect to information provided by such holder for inclusion in a registration statement, subject to certain limitations.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Florida Business Corporation Act, as amended (the “Florida Act”), provides that, in general, a business corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful.

In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity.

To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation’s articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

As is permitted under the Florida Act, we are purchasing insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. Our directors and officers also are insured against certain liabilities, including certain liabilities arising under the Securities Act and the Exchange Act, which might be incurred by them in such capacities and against which they may or may not be indemnified by us.

As set forth above, as of September 28, 2012, we adopted an Amendment to our Bylaws to provide for mandatory indemnification and advancement of expenses of our directors and executive officers.

As set forth above, as of the date of the First Tranche Closing, we entered into an Indemnification Agreement with Mr. Rochon.  The Indemnification Agreement contains provisions that will require us to indemnify Mr. Rochon against claims related to the fact that Mr. Rochon is a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise.

The Indemnification Agreement additionally requires us to advance, pay or reimburse expenses incurred by Mr. Rochon in connection with indemnifiable claims.  Upon a Change of Control (as defined in the Indemnification Agreement), Mr. Rochon will not be entitled to indemnification or expense advancement under the Indemnification Agreement unless the Company has joined in, or our Board of Directors has authorized or consented to the initiation of, the indemnity claim, or the indemnity claim is one to enforce Mr. Rochon’s rights under the Indemnification Agreement.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 3.02                                         Unregistered Sales of Equity Securities.

The disclosures set forth in Item 2.01 of this Current Report, including specifically the information under the heading “RECENT SALES OF UNREGISTERED SECURITIES” in our disclosures in that item, are incorporated into this item by reference.

Item 5.01                                         Change in Control of Registrant.

As a result of the Initial Share Exchange, we experienced a change in control, with Rochon Capital acquiring approximately 90% of our outstanding Common Stock.  We filed a Schedule 14f-1 with the SEC in connection with a change in a majority of our directors and our change in control.  The disclosures set forth in Item 2.01 of this Current Report are incorporated into this item by reference.

Item 5.02                                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures set forth in Item 2.01 of this Current Report are incorporated into this item by reference.

Item 5.03                                         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures set forth in Item 2.01 of this Current Report are incorporated into this item by reference.

Item 9.01                                         Financial Statements and Exhibits.

(a)                                 Financial Statements of Business Acquired (Legal Acquiree).  The audited financial statements of the legal acquiree (accounting acquirer), Happenings Communications Group, Inc. for the fiscal years ended December 31, 3011 and 2010 are filed as Exhibit 99.2 to this Current Report.

(b)                                 Pro Forma Financial Information.  Our pro forma financial statements for the periods ended December 31, 2011 and June 30, 2012 are filed as Exhibit 99.3 to this Current Report.

(d)                                 Exhibits.

2.1                               Share Exchange Agreement, dated August 24, 2012, by and among Computer Vision Systems Laboratories, Corp., a Florida corporation, Happenings Communications Group, Inc., a Texas corporation, and Rochon Capital Partners, Ltd., a Texas limited partnership (incorporated by reference to Exhibit 10.10 of our Current Report on Form 8-K filed with the SEC on August 30, 2012).

3.1                               Articles of Incorporation of Computer Vision Systems Laboratories, Corp., filed with the Florida Secretary of State to be effective as of June 27, 2011 (incorporated by reference to Exhibit 3.3 of our Current Report on Form 8-K filed with the SEC on June 28, 2011).

3.2                               Bylaws of Computer Vision Systems Laboratories, Corp. (incorporated by reference to Exhibit 3.4 of our Current Report on Form 8-K filed with the SEC on June 28, 2011).

3.3                               Amendment to Bylaws of Computer Vision Systems Laboratories, Corp., effective as of September 28, 2012. (incorporated by reference to Exhibit 3.3 of the Current Report on Form 8-K filed with the SEC on September 25, 2012)*

3.4                               Articles of Incorporation of Happenings Communications Group, Inc., filed with the Texas Secretary of State on March 4, 1996, as amended. (incorporated by reference to Exhibit 3.4 of the Current Report on Form 8-K filed with the SEC on September 25, 2012)*

3.5                               Amended and Restated Bylaws of Happenings Communications Group, Inc. (incorporated by reference to Exhibit 3.5 of our Current Report on Form 8-K filed with the SEC on September 25, 2012)*

10.1                        Registration Rights Agreement, dated September 25, 2012, by and between Computer Vision Systems Laboratories, Corp., a Florida corporation, and Rochon Capital Partners, Ltd., a Texas limited partnership. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on September 25, 2012)

10.2                        Indemnification Agreement entered into between Computer Vision Systems Laboratories, Corp. and John P. Rochon. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on September 25, 2012)

21.1                        Subsidiary. (incorporated by reference to Exhibit 21.1 of the Current Report on Form 8-K filed with the SEC on September 25, 2012)

23.1                        Consent of Peter Messineo, certified public accountant.*

99.1                        Audited financial statements for Computer Vision Systems Laboratories, Corp. for the fiscal years ended December 31, 3011 and 2010 (incorporated by reference to the Annual Reports on Form 10-K for the fiscal years ended December 31, 2011 and 2010).

99.2                        Audited financial statements for Happenings Communications Group, Inc. for the fiscal years ended December 31, 2011 and 2010.*

99.3                        Pro forma unaudited consolidated financial statements for Computer Vision Systems Laboratories, Corp. and Happenings Communications Group, Inc. for the periods ended December 31, 2011 and June 30, 2012.*

99.4                        Unaudited financial statements for Computer Vision Systems Laboratories, Corp. for the six-months ended June 30, 2012 (incorporated by reference to our Quarterly Report on Form 10-Q for the period ended June 30, 2012).

99.5                        Unaudited financial statements for Happenings Communications Group, Inc. for the six-months ended June 30, 2012.*

99.6                        Press release of Computer Vision Systems Laboratories, Corp. dated September 25, 2012. (incorporated by reference to Exhibit 99.6 of our Current Report on Form 8-K filed with the SEC on September 25, 2012)

*Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Computer Vision Systems Laboratories, Corp.

Date: November 26, 2012	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer